Exhibit 4.4

EXECUTION VERSION

PRIVILEGED & CONFIDENTIAL

ATTORNEY WORK PRODUCT

Dated March 5, 2018

SEVENTH AMENDED AND RESTATED SHAREHOLDERS

AGREEMENT

between

Walnut Street Group Holding Limited

as Company

HongKong Walnut Street Limited

as HK Company

Hangzhou Weimi Network Technology Co., Ltd.

as WFOE

Hangzhou Aimi Network Technology Co., Ltd.

as Domestic Company

Parties Listed on Schedule 1

as Other Domestic Operational Companies

Parties Listed on Schedule 2

as Founders

Parties Listed on Schedule 3

as Founder Holding Companies

and

Parties Listed on Schedule 4

as Investors

i

ii

Table of Contents

Page
EXHIBITS:

Exhibit A	—	List of Contact Person of each Party
Exhibit B	—	Deed of Adherence

iii

SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This Seventh Amended and Restated Shareholders Agreement (this “Agreement”) is made and entered into as of March 5, 2018 by and among:

1.                              Walnut Street Group Holding Limited, an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”);

2.                              HongKong Walnut Street Limited (香港胡桃街有限公司), a company organized and existing under the laws of Hong Kong (the “HK Company”);

3.                              Hangzhou Weimi Network Technology Co., Ltd. (杭州微米网络科技有限公司), a limited liability company organized and existing under the laws of the PRC, as the wholly-owned subsidiary of the HK Company (the “WFOE”);

4.                              Hangzhou Aimi Network Technology Co., Ltd. (杭州埃米网络科技有限公司), a limited liability company organized and existing under the laws of the PRC (the “Domestic Company”);

5.                              Each of the Persons as set forth in Schedule 1 attached hereto (the “Other Domestic Operational Companies”);

6.                              Each of the Persons as set forth in Schedule 2 attached hereto (the “Founders” and each a “Founder”);

7.                              Each of the Persons as set forth in Schedule 3 attached hereto (the “Founder Holding Companies” and each a “Founder Holding Company”);

8                                 Each of the Persons as set forth in Schedule 4 attached hereto (other than Walnut Street Investment, Ltd., the “Investors” and each an “Investor”, together with Founder Holding Companies, collectively the “Shareholders”, and each a “Shareholder”).

The above parties shall collectively be referred to as the “Parties”, and each, a “Party”.

RECITALS

A.                            The Group Companies engage in the business of research, development, operation of internet E-commerce (including domestic and cross-border E-commerce) and other business approved by the Ordinary Majority and the Preferred Majority (the “Principal Business”).

B.                            The Company, certain Investors, the Founder Holding Companies and other parties entered the Sixth Amended and Restated Shareholders Agreement on June 28, 2017 (the “Prior Shareholders Agreement”).

C.                            Pursuant to the Series D Share Purchase Agreement, dated February 14, 2018 by and among the Company, the Investors named therein and other parties thereto, the Company has agreed to issue and sell to such Investors, and such Investors have agreed to subscribe for, an aggregate of 551,174,340 Series D Preferred Shares at the Closing (as defined therein) on the terms and subject to the conditions therein.

D.                            In connection with and as a condition to the consummation of the transactions contemplated by the Series D Share Purchase Agreement, the Parties desire to enter into this Agreement and the other transaction documents for the governance, management and operations of the Group Companies, and for the rights and obligations among the Shareholders and between the Shareholders and the Company.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1.                            Information and Inspection Rights.

(a)                                 Information Rights. Subject to Section 10.2, each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as an Investor holds an aggregate number of Shares representing no less than two percent (2%) of the Company’s total share capital (on a fully diluted and as-converted basis), each Group Company shall deliver to such Investor:

(i)                                     audited annual consolidated financial statements, within one hundred and twenty (120) days after the end of each fiscal year, prepared in conformance with IFRS or U.S. GAAP throughout the period and audited by one of Big-Four Accounting Firms or another international reputable firm of independent certified public accountants acceptable to the Board;

(ii)                                  unaudited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year, prepared in conformance with IFRS or U.S. GAAP throughout the period;

(iii)                               unaudited quarterly consolidated financial statements, within forty-five (45) days after the end of each quarter prepared in conformance with the IFRS or U.S. GAAP and certified by the chief financial officer of the Company; and

(iv)                              any other information reasonably requested by such Investor.

All above rights are collectively referred as the “Information Rights”. In addition, all financial statements to be provided to such Investor pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date, which shall be prepared in conformance with the IFRS or U.S. GAAP.

(b)                                 Inspection Rights. Subject to Section 10.2, each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as an Investor holds an aggregate number of Shares representing no less than two percent (2%) of the Company’s total share capital (on a fully diluted and as-converted basis), such Investor shall, following reasonable advance notice to the Company and during normal business hours without material interruption to the business operations of the Group Companies, have the right to (i) inspect facilities, financial records, books and bank accounts of the Group Companies, and (ii) discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”), provided, however, that the Group Companies shall not be obligated to provide access to any information that the Board reasonably and in good faith determines to be a trade secret or confidential information, or the disclosure of which would adversely affect the attorney-client privilege between any Group Company and its counsel or otherwise materially detrimental to the Group Companies.

1.2.                            Board of Directors. Subject to Section 10.2, the Board shall consist of no more than eight (8) members, among which, (a) for so long as Tencent holds any Share, Tencent shall be entitled to appoint one (1) director to the Board, (b) for so long as Sequoia holds any Share, Sequoia shall be entitled to appoint one (1) director to the Board (together with the Director appointed by Tencent, the

“Series C Directors”, and each a “Series C Director”), (c) for so long as Banyan holds any Share, Banyan shall be entitled to appoint one (1) director to the Board, (d) for so long as Sun Vantage holds any Share, Sun Vantage shall be entitled to appoint one (1) director to the Board (together with the Director appointed by Banyan, the “Series B Directors”, and each a “Series B Director”), and (e) the Ordinary Majority shall be entitled to appoint four (4) director to the Board (collectively, the “Management Directors”), one of which shall be HUANG Zheng (the “Founder Director”). When the number of Management Directors is less than four (4), the Founder Director is entitled to exercise the voting right of the vacant Management Director(s) that should otherwise be appointed by the Ordinary Majority in accordance with this Section 1.2, and the board of directors of the Company’s Subsidiaries, as applicable, shall apply to such mechanism mutatis mutandis. Any vacancy on the Board occurring because of the death, resignation or removal of a Director shall be filled by the vote or written consent of the same shareholder or shareholders who nominated and elected such Director. Each Director (other than the Founder Director) is entitled to one (1) vote, while the Founder Director shall be entitled to two (2) votes at each meeting of the Board. Tencent shall be entitled to appoint one (1) representative to attend all meetings of the Board in the non-voting observer capacity. The holders of the remaining Preferred Shares shall be entitled to appoint two (2) representatives to attend all meetings of the Board in the non-voting observer capacity by a simple majority of votes (voting as a single class and on an as-converted basis).

1.3.                            Quorum. The quorum necessary for the transaction of the business of the Board is a majority of Directors, including (a) at least four (4) of the Investor Directors (including the Tencent Director) or (b) at least one-half (1/2) of the Investor Directors once the number of the Investor Directors reaches five or more; provided, however, if such quorum cannot be obtained in two (2) consecutive duly called Board meetings due to the failure of any Investor Director to attend such meetings after receiving proper notice, then the attendance of at least half of the directors at the second duly called Board meeting shall constitute a quorum.

1.4.                            Board Committee. The Board may set up any committee necessary (collectively, the “Committees”) at the time determined by the Board. Tencent Director shall be entitled to participate each Committee as a member of it. Once the number of Investor Directors reaches five or more, at least one-half (1/2) of Investor Directors shall be entitled to participate each Committee as members of it.

1.5.                            The Board of the other Group Companies. Upon the request of a majority of the Investor Directors and to the extent permitted by applicable laws, the board of directors of each of the Group Companies shall have the same number of directors in its respective board of directors as the Board, and the parties hereto shall be entitled to appoint the same number of directors to each of such Group Companies as they are entitled to appoint to the Board and the quorum of meetings of the board of directors of each of the Group Companies shall be the same as that of the Board. Each director (other than HUANG Zheng) of a Group Company shall be entitled to one (1) vote at each meeting of the board of directors of such Group Company, and HUANG Zheng in his capacity of a director of a Group Company shall be entitled to two (2) votes at each meeting of the board of directors of such Group Company.

1.6.                            Term. The provisions under this Section 1 shall terminate and be of no further force or effect upon consummation of a Qualified Initial Public Offering, provided that, to the extent permitted by the applicable laws and listing rules, provisions under this Section 1 shall not terminate and shall be of full force and effect with respect to Tencent and the Tencent Director after consummation of a Qualified Initial Public Offering.

2.                                      REGISTRATION RIGHTS.

2.1.                            Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the

United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in Hong Kong or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2.                            Definitions. For purposes of this Section 2:

(a)                                 Registration. The terms “register”, “registered”, and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b)                                 Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable pursuant to conversion of any shares of Preferred Shares issued (A) under the Share Purchase Agreements, or (B) pursuant to an exercise of the Right of Participation (as defined in Section 3.1) in accordance with Section 3, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b), and (3) any other Ordinary Shares of the Company owned or hereafter acquired by the Preferred Shareholders (for the avoidance of doubt, such Ordinary Shares in this Section 2.2(b) shall not include the Ordinary Shares held by the Series A-1 Purchasers). Notwithstanding the foregoing, Registrable Securities shall exclude any Registrable Securities sold by a Person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                  Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)                                 Holder. For purposes of this Section 2, the term “Holder” or “Holders” means any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)                                  Form F-3. The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                   SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)                                  Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2.3, Section 2.4 and Section 2.5 hereof, including all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                 Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Section 2.3, Section 2.4 and Section 2.5 hereof.

(i)                                     Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

2.3.                            Demand Registration.

(a)                                 Request by Holders. If the Company shall, at any time after the date of the initial public offering of the Company, receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a). The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 2.3. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction. In addition, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws in the condition that the Company is not at that time eligible to use Form F-3.

(b)                                 Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of

Registrable Securities on a pro rata basis according to the number of Registrable Securities requested by each Holder requesting registration (including the Initiating Holders) to be included; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including all shares that are not Registrable Securities and are held by any other person, including any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such ninety (90) day period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4.                            Piggyback Registrations.

(a)                                 The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Holder of Registrable Securities shall be granted piggyback registration rights superior or equal to those of the Holders of the Series A Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the Series A Preferred Shares or Ordinary Shares issued upon conversion of the Series A Preferred Shares or a combination of such Series A Preferred Shares and Ordinary Shares.

(b)                                 Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total amount of Registrable Securities requested by each such Holder to be included, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5.                            Form F-3. In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)                                     if Form F-3 is not available for such offering by the Holders;

(ii)                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii)                               if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this

Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period;

(iv)                              if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.3(b) and Section 2.4(a); or

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c)                                  Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6.                            Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses, underwriting discounts and commissions, and fees for special counsel of the Holders participating in such registration) shall be borne by the Company; provided, however, the expenses in excess of US$25,000 of any special audit required in connection with a Demand Registration shall be borne pro rata by the Holders participating in such registration. Each Holder participating in a registration pursuant to Section 2.3, Section 2.4 and Section 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7.                            Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)                                  Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                   Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8.                            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.3, Section 2.4 and Section 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9.                            Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.3, Section 2.4 and Section 2.5:

(a)                                 By the Company. To the extent permitted by applicable laws, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                                  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement.

The Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders. To the extent permitted by applicable laws, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10.                     No Registration Rights to Third Parties. Without the prior written consents of the holder(s) of at least a majority of the Series A Preferred Shares, the holder(s) of at least a majority of the Series B Preferred Shares, the holder(s) of at least a majority of the Series C-1/C-2 Preferred Shares and the holder(s) of at least of a majority of the Series C-3 Preferred Shares (each voting together as a single class and on an as-converted basis), the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.11.                     Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.12.                     Market Stand-Off. Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by applicable laws) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters which shall not exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other Shareholders enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a Qualified Initial Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

2.13.                     Termination of the Company’s Obligations. The Company’s obligations under Section 2.3, Section 2.4 and Section 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, Section 2.4 and Section 2.5 shall terminate (i) on the fifth (5th) anniversary of the Qualified Initial Public Offering, (ii) upon the termination, liquidation, dissolution of the Company or a Liquidation Event or (iii) if and when in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

2.14.                     Investors’ Right in Public Offering. If any shares or securities of the Company are offered in an underwritten public offering (whether or not a Qualified Initial Public Offering) for the account of any Shareholder, each Preferred Shareholder shall have the right to include a pro rata number of shares in the offering on terms and conditions no less favorable to such Preferred Shareholder than to any other selling shareholder(s) to the extent as permitted by applicable laws.

3.                                      RIGHT OF PARTICIPATION.

3.1.                            General. Subject to Section 3.6, each Investor shall have the pre-emptive right to purchase all or any portion of its pro rata share of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2.                            Pro Rata Share. Subject to Section 3.6, for the purpose of this Section 3, an Investor’s pro rata share, for the purpose of the Right of Participation, is equal to the product obtained by multiplying (x) the aggregate number of the New Securities to be issued by the Company that are not Tencent Priority Securities by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted and fully-diluted basis and excluding the Excluded Ordinary Shares) held by such Investor as at the date of the First Participation Notice and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) then outstanding as at the date of the First Participation Notice.

3.3.                            New Securities. “New Securities” shall mean any class or series of preferred shares, Ordinary Shares or other voting shares of the Company, rights, options or warrants to purchase such preferred shares, Ordinary Shares or other voting shares, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such preferred shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a)                                 any Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of any Group Company pursuant to the ESOP;

(b)                                 any Shares, and rights, options or warrants to purchase such Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Shares (collectively, “Securities”), in each case issued pursuant to any share split, subdivision, combination, recapitalization, share dividend or other similar event in which all Investors are entitled to participate on a pro rata basis;

(c)                                  any Securities issued pursuant to a Qualified Initial Public Offering;

(d)                                 any Securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, reorganization or other transaction in similar nature in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity approved in accordance with this Agreement and the Restated Articles;

(e)                                  any Securities issued or issuable to commercial banks or equipment leasers pursuant to a commercial lending or commercial leasing transaction approved by the Board in accordance with Section 8.2; or

(f)                                   any Securities issued in connection with any exercise of conversion rights by a Preferred Shareholder pursuant to the Restated Articles.

3.4.                            General Participation Procedures.

(a)                                 First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions) (the “New Issuance”), it shall give to each Investor written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor (for the avoidance of doubt, including Tencent) shall have ten (10) Business Days (the “First Participation Period”) from the date of receipt of the First Participation Notice to agree in writing to purchase up to its pro rata share of such New Securities (subject to adjustment pursuant to Section 3.6) for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the number of New Securities to be purchased. If any Investor fails or declines to exercise its Right of Participation in accordance with this subsection to subscribe for its pro rata share of the New Securities in full, then such Investor shall be deemed to have forfeited its Right of Participation with respect to such New Securities that it did not elect to purchase.

(b)                                 Second Participation Notice; Oversubscription. To the extent that (x) the New Issuance is not a Qualified Financing and (y) not all of the New Securities have been accepted for subscription by Tencent according to Section 3.6, if any Investor fails or declines to exercise in full or forfeits its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to each Investor who exercised in full its Right of Participation (the “Oversubscription Participants”) in accordance with subsection (a) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its pro rata share of the New Securities (subject to adjustment pursuant to Section 3.6), stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if subsequently confirmed in writing within two (2) days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for subscription, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription (subject to adjustment pursuant to Section 3.6) by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted and fully-diluted basis and excluding the Excluded Ordinary Shares) held by such Oversubscription Participant as at the date of the First Participation Notice and the number of New Securities such Oversubscription Participant agreed to purchase pursuant to Section 3.4(a) or Section 3.6 (as applicable), and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted and fully-diluted basis and excluding the Excluded Ordinary Shares) held by all the Oversubscription Participants and the total number of New Securities the Oversubscription Participants agreed to purchase pursuant to Section 3.4(a) and Section 3.6. Each Investor that exercised its Right of Participation and, to the extent applicable, its right under this Section

3.4(b) shall be obligated to buy, and the Company shall be obligated to sell, such number of New Securities as determined by the Company pursuant to this Section 3.4 with its own funds or funds from its Controlling shareholders without requiring the prior consent, approval or other discretionary action of any third party, to make the payments required hereunder and the Company shall so notify such Investors within fifteen (15) days following the date of the First Participation Notice and, to the extent applicable, Second Participation Notice. Each of such Investors shall have thirty (30) days thereafter to conclude a Transfer of such number of the New Securities as determined by the Company pursuant to this Section 3.4 at the same price and subject to the same terms and conditions as described in the First Participation Notice.

3.5.                            Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event that (i) the New Issuance is a Qualified Financing or (ii) no Investor exercises in full the Right of Participation within the First Participation Period, upon the expiration of the First Participation Period, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice with respect to which the Right of Participation hereunder was not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice, provided that the prospective purchaser of such New Securities shall comply with this Agreement and the Restated Articles, as maybe amended from time to time, to the fullest extent. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to Investors pursuant to this Section 3.

3.6.                            Tencent Priority Participation Right. In the event that the Company proposes to undertake a New Issuance to any Person that is not a strategic investor mutually agreed in writing by the Company and Tencent in good faith, it shall first give Tencent written notice of its intention to issue New Securities (the “Tencent Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Tencent shall have ten (10) Business Days from the date of receipt of any such Tencent Participation Notice to agree in writing to, in priority to the other Investors, purchase up to the Priority Portion for the price and upon the terms and conditions specified in the Tencent Participation Notice (the “Tencent Priority Participation Right”) by giving written notice to the Company (the “Tencent Acceptance Notice”) and stating therein the quantity of New Securities to be purchased (not to exceed its Priority Portion) (such New Securities, the “Tencent Priority Securities”). If Tencent fails or declines to exercise the Tencent Priority Participation Right in accordance with this Section 3.6 to subscribe for the Priority Portion in full, then Tencent shall be deemed to have forfeited the Tencent Priority Participation Right with respect to such New Securities that it did not agree to purchase. Tencent shall be obligated to buy, and the Company shall be obligated to sell, the Tencent Priority Securities with its own funds or funds from its Controlling shareholders without requiring the prior consent, approval or other discretionary action of any third party, to make the payments required hereunder. Tencent shall have thirty (30) days thereafter to conclude a Transfer of the Tencent Priority Securities at the same price and subject to the same terms and conditions as described in the Tencent Participation Notice. The provisions of this Section 3.6 shall terminate and cease to have any effect upon the first time when the aggregate ownership of Tencent and its Affiliates in the Company (on an as-converted and fully-diluted basis) is equal to or more than 20% of the then outstanding share capital of the Company (after taking into account the issuance of such number of New Securities included in a First Participation Notice). For the purpose of this Section 3.6, the “Priority Portion” means such number of New Securities which, together with the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by Tencent and its Affiliates, will result in the aggregate ownership of Tencent and its Affiliates in the Company (on an as-converted and fully-diluted basis) being equal to 20% of the total outstanding share capital of the Company immediately after the issuance of the New Securities under such New Issuance. Notwithstanding the foregoing, prior to exercising the Tencent Priority Participation Right with respect to a New Issuance according to this

Section 3.6, Tencent should consider refraining from its exercise if the compliance with this Section 3.6 will materially impede or delay the strategic growth of the Group Companies.

3.7.                            Special Consent Right. As long as Tencent (together with its Affiliates) holds 5% or more of the Company’s total outstanding Shares (on an as-converted and fully-diluted basis), the Company shall not issue any New Securities to any Restricted Person without prior written consent of Tencent.

3.8.                            Termination. The Right of Participation for each Investor shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of a Qualified Initial Public Offering, or (b) the consummation of a Liquidation Event.

4.                                      TRANSFER AND INVESTMENT RESTRICTIONS.

4.1.            Right of First Refusal for the Company.

(a)                                 Sale of Shares to the Company; Notice of Sale. Subject to Section 4.7 and Section 4.8, if a Shareholder (other than HUANG Zheng or the Founder Holding Companies Controlled by him (collectively, “Huang Parties”) proposes to Transfer any Equity Securities of the Company held by it (the “Selling Shareholder”), then it shall promptly give written notice (the “Transfer Notice”) to the Company prior to such Transfer offering to first sell the Shares to be Transferred (the “Offered Shares”) to the Company.

(b)                                 Company Right of First Refusal. The Company shall have fifteen (15) Business Days from receipt of the Transfer Notice (the “Company Option Period”) to elect, by written notice (the “Company ROFR Notice”), to purchase all or any portion of the Offered Shares at the same per share purchase price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Selling Shareholder before expiration of the Company Option Period.

(c)                                  Company Closing. If the Company elects to purchase all or any portion of the Offered Shares pursuant to Section 4.1(b), such election shall constitute a binding contract between the Selling Shareholder and the Company, and the Company and the Selling Shareholder shall, no later than sixty (60) days following delivery to the Selling Shareholder of the Company ROFR Notice, conclude a Transfer of such Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice.

4.2.            Right of First Refusal for the Investors.

(a)                                 Sale of Ordinary Shares; Notice of Sale. Subject to Section 4.1, Section 4.5, Section 4.6, Section 4.7 and Section 4.8, if (i) any Huang Party proposes to Transfer any Equity Securities in the Company or any Equity Securities in the Founder Holding Company held by him or it or (ii) if any other Founder or Founder Holding Company (other than Huang Parties) (together with Huang Parties, the “Founder Selling Shareholders”) proposes to Transfer any Equity Securities in the Company or Equity Securities in the Founder Holding Company held by her or it and the Company has not elected to purchase all of such Equity Securities (the “Founder Offered Shares”) pursuant to Section 4.1, then the Founder Selling Shareholder shall promptly give written notice (the “Founder Transfer Notice”) to the Company and the Investors, (A) in the case of a proposed Transfer by a Huang Party, prior to such Transfer and (B) in the case of a proposed Transfer by a Founder or a Founder Holding Company that is not a Huang Party, promptly after the earlier of (i) the receipt of the Company ROFR Notice, and (ii) the expiration of the Company Option Period, offering to sell the Founder Offered Shares available for sale to the Investors.

(b)                                 Right of First Refusal. Each Investor shall have ten (10) Business Days from receipt of the Founder Transfer Notice (the “Investor’s First Refusal Period”) to elect to purchase all or any portion of its pro rata share at the same per share purchase price and subject to the same terms and conditions as described in the Founder Transfer Notice, by delivering before expiration of the Investor’s First Refusal Period a written notice to the Founder Selling Shareholder, the Company and each of the other Investors setting out the number of Founder Offered Shares that it wishes to purchase. For the purpose of this Section 4.2, an Investor’s pro rata share shall be equal to (i) the total number of Founder Offered Shares multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted and fully-diluted basis and excluding the Excluded Ordinary Shares) held by such Investor as at the date of the Founder Transfer Notice and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted and fully-diluted basis and excluding the Excluded Ordinary Shares) owned by all Investors as at the date of the Founder Transfer Notice. To the extent that any Investor does not exercise its right of first refusal to the full extent of its pro rata share resulting in a remaining balance of un-acquired Founder Offered Shares, the Investors that have exercised in full their rights of first refusal (the “Exercising Investors”) shall have the option to elect, within five (5) Business Days after the end of the Investor’s First Refusal Period, to purchase all or any portion of such remaining balance of un-acquired Founder Offered Shares, which will be allocated to the extent necessary among the Exercising Investors in accordance with their relative pro rata share.

(c)                                  Expiration Notice. Within ten (10) Business Days after the expiration of the Investor’s First Refusal Period, the Company will give written notice (the “Investor First Refusal Expiration Notice”) to the Founder Selling Shareholder and the Investors specifying whether the Investors have exercised their rights of first refusal in accordance with this Section 4.2 with respect to all of the Founder Offered Shares.

4.3.                            Purchase Price and Payment. If an Investor elects to purchase any Founder Offered Shares pursuant to Section 4.2(b), such Investor shall, not later than ten (10) Business Days following the date of the Investor First Refusal Expiration Notice, pay the purchase price for the Founder Offered Shares purchased by it by wire transfer of immediately available funds or through other payment methods as otherwise directed by the Founder Selling Shareholder and the Founder Selling Shareholder shall sell to such Investor the relevant Founder Offered Shares.

4.4.                            Special Right of First Refusal. Subject to Section 4.1, as long as Tencent (together with its Affiliates) holds 5% or more of the Company’s outstanding Shares (on an as-converted basis), in the event that any Preferred Shareholder (the “Restricted Person Prospective Transferor”) proposes to Transfer any of its Equity Securities in the Company (the “Restricted Person Target Securities”) to one or more Restricted Persons, the Restricted Person Prospective Transferor shall promptly deliver to Tencent, copying the Company, a written notice (the “Restricted Person Disposition Notice”) describing the terms and conditions of the Transfer, including the amount and type of Restricted Person Target Securities, the purchase price and the identities of the Restricted Person Prospective Transferors and of the prospective transferees that are Restricted Persons. Tencent or any of its Affiliates (the “Special ROFR Holder”) has the right (the “Special Right of First Refusal”), after the Company Option Period and to the extent the Company has not elected to purchase all of the Offered Shares proposed to be Transferred to a Restricted Person, to purchase all or any portion of the Restricted Person Target Securities at the same price and subject to the same terms and conditions, or terms as similar as reasonably possible, as described in the Restricted Person Disposition Notice, by notifying the Restricted Person Prospective Transferor in writing within thirty (30) days after the expiration of the Company Option Period as to the number of such Restricted Person Target Securities that it wishes to purchase. If any such Restricted Person has offered to pay for any Restricted Person Target Securities with property, services or any other non-cash consideration, the Special ROFR Holder shall nevertheless have the right to pay for such Restricted Person Target Securities with cash in an amount equal to the fair market value of the non-cash consideration offered by the Restricted Person in question, where the fair market value of such non-cash consideration shall be conclusively determined in good faith by the Board. If the Special ROFR Holder fails to exercise its Special Right of First Refusal within such 30-day period with respect to all or a portion of the Restricted Person Target Securities, for any remaining portion of the Restricted Person Target Securities (“Available for Sale Restricted Person Target Securities”), the Restricted Person Prospective Transferor has a 60-day period to complete the Transfer of the Available for Sale Restricted Person Target Securities on the same terms and conditions as those set out in the Restricted Person Disposition Notice. If the Restricted Person Prospective Transferor has not completed the Transfer of the Available for Sale Restricted Person Target Securities within the 60-day period pursuant to this Section 4.4, the Special ROFR Holder’s Special Right of First Refusal hereunder shall once again apply to any Transfer of the Available for Sale Restricted Person Target Securities. For the avoidance of doubt, the Special ROFR Holder holds the Special Right of First Refusal to acquire all of the Restricted Person Target Securities, not just a pro rata share thereof; provided that the failure to exercise the Special Right of First Refusal wholly or in part shall not prejudice the Right of First Refusal that the Special ROFR Holder holds under Section 4.2.

4.5.                            Investors’ Co-Sale Right. To the extent the Company and the Investors have not fully exercised their right of first refusal with respect to all of the Shares proposed to be Transferred by a Founder Holding Company pursuant to Section 4.1 and Section 4.2, then each Investor who has not exercised any of its right of first refusal pursuant to Section 4.1 and Section 4.2 shall have the right (the “Co-Sale Right”), exercisable upon written notice to the Founder Selling Shareholder, the Company and each of the other Investors within fifteen (15) days after receipt of Investor First Refusal Expiration Notice, to participate in such sale of the remaining Founder Offered Shares (the “Co-Sale Shares”) on the same terms and conditions as set forth in the Founder Transfer Notice. Such notice shall set forth the number of Ordinary Shares (calculated on an as-converted and fully-diluted basis and excluding the Excluded Ordinary Shares) that such Investor wishes to include in such Transfer, which amount shall not exceed such Investor’s pro rata share as determined under Section 4.5(a). To the extent one or more of the Investors exercise their Co-Sale Rights, the number of Ordinary Shares that the Founder Selling Shareholder may sell in the transaction shall be correspondingly reduced such that the aggregate number of Shares Transferred shall not exceed the total number of Co-Sale Shares. Each Investor’s Co-Sale Right shall be subject to the following terms and conditions:

(a)                                 Pro Rata Share. Each Investor’s pro rata share, for the purpose of this Section 4.5, is equal to the product obtained by multiplying (x) the aggregate number of the Founder Offered Shares subject to the Co-Sale Right by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted and fully-diluted basis and excluding the Excluded Ordinary Shares) held by such Investor as at the date of the Investor First Refusal Expiration Notice and the denominator of which is the aggregate number of Ordinary Shares (calculated on an as-converted and fully-diluted basis and excluding the Excluded Ordinary Shares) held by all Investors who elect to exercise their Co-Sale Rights and the Founder Selling Shareholder as at the date of the Investor First Refusal Expiration Notice.

(b)                                 Transferred Shares. Each Investor that exercised its Co-Sale Right shall promptly deliver to the Founder Selling Shareholder for Transfer to the prospective purchaser one or more certificates, properly endorsed for Transfer, together with an executed instrument of transfer, which represent:

(i)                                     the number of Ordinary Shares which such Investor elects to sell;

(ii)                                  that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Investor elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Investor shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection 4.5(b)(i) above. The Company agrees to make any such conversion concurrent with the actual Transfer of such Shares to the prospective purchaser; or

(iii)                               a combination of the above.

(c)                                  Payment to Investors. The share certificate or certificates that the Investor delivers to the Founder Selling Shareholder pursuant to Section 4.5(b) shall be delivered to the prospective purchaser in consummation of the sale of the Founder Offered Shares pursuant to the terms and conditions specified in the Founder Transfer Notice, and the Founder Selling Shareholder shall concurrently therewith remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase any Shares from an Investor exercising its Co-Sale Right, the Founder Selling Shareholder shall not sell to such prospective purchaser any Ordinary Shares unless and until, simultaneously with such sale, the Founder Selling Shareholder shall purchase from such Investor the Shares that it would otherwise sell to the prospective purchaser pursuant to this Section 4.5.

(d)                                 Right to Transfer. To the extent the Company and the Investors do not elect to purchase, or the Investors do not participate in the sale of, any Founder Offered Shares, the Founder Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Investors of the Founder Transfer Notice, conclude a Transfer of such Founder Offered Shares on terms and conditions that are no less favorable to the Founder Selling Shareholder than those set out in the Founder Transfer Notice. Any proposed Transfer on terms and conditions which are more favorable to the prospective purchaser than those set out in the Founder Transfer Notice, as well as any subsequent proposed transfer of any Shares by the Founder Selling Shareholder, shall again be subject to the right of first refusal of the Company and the Investors and the Co-Sale Right and shall require compliance by the Founder Selling Shareholder with the procedures described in Section 4.1, Section 4.2 and Section 4.5 of this Agreement.

(e)                                  Subsequent Purchases. The exercise or non-exercise of the rights of the Investors under this Section 4 to purchase Offered Shares or participate in the sale of Offered Shares by a Founder Selling Shareholder shall not adversely affect their rights to make subsequent purchases of Offered Shares or subsequently participate in sales of Offered Shares by a Founder Selling Shareholder hereunder.

4.6.                            Permitted Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and Co-Sale Rights as set forth in Section 4.1, Sections 4.2 and Section 4.5 shall not apply to (a) any Transfer of Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship or (b) any Transfer of Shares to another entity wholly legally and beneficially owned by the relevant Founder, or to the parents, children, spouse, or to trusts for the benefit of such persons, of any Founders for bona fide estate planning purposes or bona fide tax planning purposes (each transferee pursuant to the foregoing subsections (a) to (b) is hereafter referred as a “Permitted Transferee”) so long as (i) such Transfer is effected in compliance with all applicable laws, and (ii) in the case of (b) above, the Permitted Transferee, prior to the completion of such Transfer, shall have executed a Deed of Adherence (as defined below) as a Founder Holding Company, with respect to the Transferred Shares.

4.7.                            Prohibited Transfers. Unless disclosed in the Transaction Documents, each Founder hereby represents to each Investor that he or she is the 100% percent legal and beneficial owner of his or her respective Founder Holding Company(ies). Notwithstanding anything to the contrary herein, (a) as long as Tencent (together with its Affiliates) holds 5% or more of the Company’s total outstanding Shares (on an as-converted and fully diluted basis), none of the Founder Holding Companies shall, and each Founder shall procure its Founder Holding Companies not to, Transfer any Shares to a Restricted

Person without the prior written consent of Tencent, (b) except for Transfers by a Founder Holding Company to its Permitted Transferees as provided in Section 4.6, none of the Founder Holding Companies or their respective Permitted Transferees shall, and each Founder shall procure its Founder Holding Companies or its Permitted Transferees not to, Transfer more than 15% of all Shares (on a fully diluted and as-converted basis) as at the date hereof held by it, her or him to any Person without the prior written consent of the Preferred Majority on or prior to a Qualified Initial Public Offering. Any Transfer or attempted Transfer by a Founder Holding Company or any of its Permitted Transferees in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such Transfer. For the avoidance of doubt, subject to Section 4.1, Sections 4.2 and Section 4.5 above, a Founder Holding Company or its Permitted Transferees shall be entitled to, without any prior written consents of the Preferred Majority, Transfer up to 15% of all Shares (on a fully diluted and as-converted basis) as at the date hereof held by such Founder Holding Company, to any Person (other than a Restricted Person) at any time following the date of this Agreement.

4.8.                            Restriction on Transfer to a Company Restricted Person. Notwithstanding anything to the contrary in this Section 4 but without prejudice to the Company’s right of first refusal pursuant to Section 4.1, each Shareholder agrees that, without the prior written consent of the Company, it shall not Transfer any Share to any of the Company Restricted Persons. The “Company Restricted Persons” shall initially be the Persons listed in Schedule 6, and may from time to time be updated or amended (but no more than twice a calendar year) by the Board acting reasonably.

4.9.                            Permitted Transfers by Investors. Notwithstanding anything to the contrary, the provisions of Section 4.1 shall not apply to any Transfer of Shares (a) by any Investor to any of its Affiliates, provided further that, if any transferee ceases to be an Affiliate of such Investor pursuant to this Section 4.9, such transferee shall immediately Transfer the Shares held by it to such Investor or any other Affiliate of such Investor pursuant to this Section 4.9 and (b) by Tencent (or its permitted transferee pursuant the terms of this Agreement) to (i) any direct or indirect wholly-owned Subsidiary(ies) of Tencent Holdings Limited (“Tencent HoldCo”) or (ii) any Person that is Controlled by Tencent HoldCo, whether directly or indirectly, through the ownership of 100% of voting securities or the possession of 100% of voting power, itself or with any wholly-owned direct or indirect subsidiary as trustee or executor, general partner, by contract or credit arrangement or otherwise or (iii) any other Affiliate of Tencent whose primary business is making investments and is not directly competing with the Principal Business of the Company, provided that a direct or indirect investment in any Person that directly competes with the Principal Business of the Company shall not be deemed, individually or in the aggregate with other such investments, to be directly competing with the Principal Business; provided further that, if any transferee ceases to be a permitted transferee pursuant to this Section 4.9, such transferee shall immediately Transfer the Shares held by it to Tencent or any of its permitted transferees pursuant to this Section 4.9.

4.10.                     Legend.

(a)                                 Each certificate representing the Ordinary Shares or the Preferred Shares, as well as the register of member of the Company, shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)                                 Each Party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in

Section 4.10(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.11.                     Term. The provisions under this Section 4 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of a Qualified Initial Public Offering, or (b) the consummation of a Liquidation Event.

5.                                      LIQUIDATION.

5.1.                            Liquidation Preference. In the event of a Liquidation Event, the Preferred Shareholders shall be entitled to receive, prior to any distribution to the Ordinary Shareholders or any other class or series of shares then outstanding, an amount equal to:

(1)                                 for each holder of the Series D Preferred Shares, subject to the provisions of Section 5.1(11), an amount equal to the greater of:

(a)                                 an amount that equals to (A) the number of Series D Preferred Shares then held by such holder multiplied by (B) (i) one hundred percent (100%) of the Series D Preferred Share Issue Price (as defined in the Restated Articles) plus (ii) an amount accruing thereon at a compound annual rate of eight percent (8%) of the Series D Preferred Share Issue Price, beginning on the date of Closing, plus (iii) all declared but unpaid dividends on such Series D Preferred Share; and

(b)                                 the amount that such holder of Series D Preferred Share(s) would have received had no Preference Amount were payable after a Liquidation Event and the entire assets and funds of the Company legally available for distribution to the Preferred Shares and Ordinary Shares were to be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis) and the holders of the Ordinary Shares,

(collectively, the “Series D Preferred Share Preference Amount”);

(2)                                 for each holder of the Series C-3 Preferred Shares, subject to the provisions of Section 5.1(12), an amount equal to the greater of:

(a)                                 an amount that equals to (A) the number of Series C-3 Preferred Shares then held by such holder multiplied by (B) (i) one hundred percent (100%) of the Series C-3 Preferred Share Issue Price (as defined in the Restated Articles), plus (ii) an amount accruing thereon at a compound annual rate of eight percent (8%) of the Series C-3 Preferred Share Issue Price, beginning on the closing date under the Series C-3 Share Purchase Agreement, plus (iii) all declared but unpaid dividends on such Series C-3 Preferred Share; and

(b)                                 the amount that such holder of Series C-3 Preferred Share(s) would have received had no Preference Amount were payable after a Liquidation Event and the entire assets and funds of the Company legally available for distribution to the Preferred Shares and Ordinary Shares were to be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis) and the holders of the Ordinary Shares,

(collectively, the “Series C-3 Preferred Share Preference Amount”);

(3)                                 for the holders of the Series C-2 Preferred Shares, subject to the provisions of Section 5.1(12), an amount equal to the greater of:

(a)                                 an amount that equals to (A) the number of Series C-2 Preferred Shares then held by such holder multiplied by (B) (i) one hundred percent (100%) of the Series C-2 Preferred Share Issue Price (as defined in the Restated Articles), plus (ii) an amount accruing thereon at a compound annual rate of eight percent (8%) of the Series C-2 Preferred Share Issue Price, beginning on the closing date under the Series C-1/C-2 Share Purchase Agreement (the “Series C Closing Date”), plus (iii) all declared but unpaid dividends on such Series C-3 Preferred Share; and

(b)                                 the amount that such holder of Series C-2 Preferred Share(s) would have received had no Preference Amount were payable after a Liquidation Event and the entire assets and funds of the Company legally available for distribution to the Preferred Shares and Ordinary Shares were to be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis) and the holders of the Ordinary Shares,

(collectively, the “Series C-2 Preferred Share Preference Amount”);

(4)                                 for each holder of the Series C-1 Preferred Shares, subject to the provisions of Section 5.1(13), an amount equal to the greater of:

(a)                                 an amount that equals to (A) the number of Series C-1 Preferred Shares then held by such holder multiplied by (B) (i) one hundred percent (100%) of the Series C-1 Preferred Share Issue Price (as defined in the Restated Articles), plus (ii) an amount accruing thereon at a compound annual rate of eight percent (8%) of the Series C-1 Preferred Share Issue Price, beginning on the Series C Closing Date, plus (iii) all declared but unpaid dividends on such Series C-1 Preferred Share; and

(b)                                 the amount that such holder of Series C-1 Preferred Share(s) would have received had no Preference Amount were payable after a Liquidation Event and the entire assets and funds of the Company legally available for distribution to the Preferred Shares and Ordinary Shares were to be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis) and the holders of the Ordinary Shares,

(collectively, the “Series C-1 Preferred Share Preference Amount”);

(5)                                 for each holder of the Series B-4 Preferred Shares, subject to the provisions of Section 5.1(13), an amount equal to the greater of:

(a)                                 an amount that equals to (A) the number of Series B-4 Preferred Shares then held by such holder multiplied by (B) (i) one hundred percent (100%) of the Series B-4 Preferred Share Issue Price (as defined in the Restated Articles), plus (ii) an amount accruing thereon at a compound annual rate of eight percent (8%) of the Series B-4 Preferred Share Issue Price, beginning on the closing date under the Series B-4 Share Purchase Agreement, plus (iii) all declared but unpaid dividends on such Series B-4 Preferred Share; and

(b)                                 the amount that such holder of Series B-4 Preferred Share(s) would have received had no Preference Amount were payable after a Liquidation Event and the entire assets and funds of the Company legally available for distribution to the Preferred Shares and Ordinary Shares were to be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis) and the holders of the Ordinary Shares,

(collectively, the “Series B-4 Preferred Share Preference Amount”);

(6)                                 for each holder of the Series B-3 Preferred Shares, subject to the provisions of Section 5.1(13), an amount equal to the greater of:

(a)                                 an amount that equals to (A) the number of Series B-3 Preferred Shares then held by such holder multiplied by (B) (i) one hundred percent (100%) of the Series B-3 Preferred Share Issue Price (as defined in the Restated Articles), plus (ii) an amount accruing thereon at a compound annual rate of eight percent (8%) of the Series B-3 Preferred Share Issue Price, beginning on the closing date under the Series B-3 Share Purchase Agreement, plus (iii) all declared but unpaid dividends on such Series B-3 Preferred Share; and

(b)                                 the amount that such holder of Series B-3 Preferred Share(s) would have received had no Preference Amount were payable after a Liquidation Event and the entire assets and funds of the Company legally available for distribution to the Preferred Shares and Ordinary Shares were to be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis) and the holders of the Ordinary Shares,

(collectively, the “Series B-3 Preferred Share Preference Amount”);

(7)                                 for each holder of the Series B-2 Preferred Shares, subject to the provisions of Section 5.1(13), an amount equal to the greater of:

(a)                                 an amount that equals to (A) the number of Series B-2 Preferred Shares then held by such holder multiplied by (B) (i) one hundred percent (100%) of the Series B-2 Preferred Share Issue Price (as defined in the Restated Articles), plus (ii) an amount accruing thereon at a compound annual rate of eight percent (8%) of the Series B-2 Preferred Share Issue Price, beginning on the closing date under the Series B-2 Share Purchase Agreement, plus (iii) all declared but unpaid dividends on such Series B-2 Preferred Share; and

(b)                                 the amount that such holder of Series B-2 Preferred Share(s) would have received had no Preference Amount were payable after a Liquidation Event and the entire assets and funds of the Company legally available for distribution to the Preferred Shares and Ordinary Shares were to be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis) and the holders of the Ordinary Shares,

(collectively, the “Series B-2 Preferred Share Preference Amount”);

(8)                                 for each holder of the Series B-1 Preferred Shares, subject to the provisions of Section 5.1(13), an amount equal to the greater of:

(a)                                 an amount that equals to (A) the number of Series B-1 Preferred Shares then held by such holder multiplied by (B) (i) one hundred percent (100%) of the Series B-1 Preferred Share Issue Price (as defined in the Restated Articles), plus (ii) an amount accruing thereon at a compound annual rate of eight percent (8%) of the Series B-1 Preferred Share Issue Price, beginning on the closing date under the Series B-1 Share Purchase Agreement, plus (iii) all declared but unpaid dividends on such Series B-1 Preferred Share; and

(b)                                 the amount that such holder of Series B-1 Preferred Share(s) would have received had no Preference Amount were payable after a Liquidation Event and the entire assets and funds of the Company legally available for distribution to the Preferred Shares and Ordinary Shares were to be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis) and the holders of the Ordinary Shares,

(together with the Series B-4 Preferred Share Preference Amount, the Series B-3 Preferred Share Preference Amount and the Series B-2 Preferred Share Preference Amount, collectively the “Series B Preference Amount”);

(9)                                 for each holder of the Series A-2 Preferred Shares, subject to the provisions of Section 5.1(14), an amount equal to the greater of:

(a)                                 an amount that equals to (A) the number of Series A-2 Preferred Shares then held by such holder multiplied by (B) (i) one hundred percent (100%) of the Series A-2 Preferred Share Issue Price (as defined in the Restated Articles), plus (ii) an amount accruing thereon at a compound annual rate of eight percent (8%) of the Series A-2 Preferred Share Issue Price, beginning on the closing date under the Series A Share Purchase Agreement (the “Series A Closing Date”), plus (iii) all declared but unpaid dividends on such Series A-2 Preferred Share; and

(b)                                 the amount that each holder of Series A-2 Preferred Share(s) would have received had no Preference Amount were payable after a Liquidation Event and the entire assets and funds of the Company legally available for distribution to the Preferred Shares and Ordinary Shares were to be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis) and the holders of the Ordinary Shares,

(collectively, the “Series A-2 Preferred Share Preference Amount”);

(10)                          for each holders of the Series A-1 Preferred Shares, subject to the provisions of Section 5.1(14), an amount equal to the greater of:

(a)                                 an amount that equals to (A) the number of Series A-1 Preferred Shares then held by such holder multiplied by (B) (i) one hundred percent (100%) of the Series A-1 Preferred Share Issue Price (as defined in the Restated Articles), plus (ii) an amount accruing thereon at a compound annual rate of eight percent (8%) of the Series A-1 Preferred Share Issue Price, beginning on the Series A Closing Date, plus (iii) all declared but unpaid dividends on such Series A-1 Preferred Share; and

(b)                                 the amount that each holder of Series A-1 Preferred Share(s) would have received had no Preference Amount were payable after a Liquidation Event and the entire assets and funds of the Company legally available for distribution to the Preferred Shares and Ordinary Shares were to be distributed on a pro rata, pari passu basis among the holders of the Preferred Shares (on an as-converted basis) and the holders of the Ordinary Shares,

(together with the Series A-2 Preferred Share Preference Amount, collectively the “Series A Preference Amount”, together with the Series D Preferred Share Preference Amount, the Series C-3 Preferred Share Preference Amount, the Series C-2 Preferred Share Preference Amount, the Series C-1 Preferred Share Preference Amount and the Series B Preference Amount, the “Preference Amount”);

(11)                          if the Company has insufficient assets to permit payment of the Series D Preferred Share Preference Amount in full to all holders of the then issued and outstanding Series D Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the then issued and outstanding Series D Preferred Shares in proportion to the full Series D Preferred Share Preference Amount that each such holder of the then issued and outstanding Series D Preferred Shares would otherwise be entitled to receive hereunder;

(12)                          after the full Series D Preferred Share Preference Amount has been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall then be distributed to holders of Series C-3 Preferred Shares and Series C-2 Preferred Shares according to the sum of the Series C-3 Preferred Share Preference Amount and Series C-2 Preferred Share Preference Amount. If the Company has insufficient assets to permit payment of the Series C-3 Preferred Share Preference Amount and the Series C-2 Preferred Share Preference Amount in full to all holders of the then issued and outstanding Series C-3 Preferred Shares and Series C-2 Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the then issued and outstanding Series C-3 Preferred Shares and Series C-2 Preferred Shares in proportion to the full Series C-3 Preferred Share Preference Amount and Series C-2 Preferred Share Preference Amount that each such holder of the then issued and outstanding Series C-3 Preferred Shares and Series C-2 Preferred Shares would otherwise be entitled to receive hereunder;

(13)                          after the full Series D Preferred Share Preference Amount, the full Series C-3 Preferred Share Preference Amount and the full Series C-2 Preferred Share Preference Amount have been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall then be distributed to holders of Series C-1 Preferred Shares and Series B Preferred Shares according to the sum of the Series C-1 Preferred Share Preference Amount and Series B Preferred Share Preference Amount. If the Company has insufficient assets to permit payment of the Series C-1 Preferred Share Preference Amount and Series B Preferred Share Preference Amount in full to all holders of the then issued and outstanding Series C-1 Preferred Shares and Series B Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the then issued and outstanding Series C-1 Preferred Shares and Series B Preferred Shares in proportion to the full Series C-1 Preferred Share Preference Amount and Series B Preferred Share Preference Amount that each such holder of the then issued and outstanding Series C-1 Preferred Shares and Series B Preferred Shares would otherwise be entitled to receive hereunder;

(14)                          after the full Series D Preferred Share Preference Amount, the full Series C-3 Preferred Share Preference Amount and the full Series C-2 Preferred Share Preference Amount, the full Series C-1 Preferred Share Preference Amount and the full Series B Preference Amount have been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall then be distributed to holders of Series A Preferred Shares according to the Series A Preference Amount. If the Company has insufficient assets to permit payment of the Series A Preference Amount in full to all holders of the then issued and outstanding Series A Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the then issued and outstanding Series A Preferred Shares in proportion to the full Series A Preference Amount that each such holder of the then issued and outstanding Series A Preferred Shares would otherwise be entitled to receive hereunder; and

(15)                          after the full Preference Amount on all outstanding Preferred Shares have been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall be distributed on a pro rata, pari passu basis among the holders of the Ordinary Shares.

5.2.                            Share Repurchase. Notwithstanding any other provision of this Section 5, the Company may at any time, out of funds legally available therefor and subject to compliance with the provisions of the applicable laws of the Cayman Islands, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its Subsidiaries upon termination of their employment or services, pursuant to any bona fide agreement providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared.

5.3.                            Valuation of Non-Cash Asset. In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company or any Liquidation Event, the value of the assets to be distributed to the Shareholders shall be that as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the shareholders’ meeting, which decision shall include the approval from the Preferred Majority. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a)                                 If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b)                                 If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c)                                  If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board (with at least one affirmative vote from any Series C Director).

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (a), (b), or (c) to reflect the fair market value thereof as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the shareholders’ meeting. The Preferred Majority shall have the right to challenge any determination by the liquidator or the shareholders’ meeting, as the case may be, of fair market value pursuant to Section 5, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the shareholders’ meeting, as the case may be, and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging party.

5.4.                    Term. The provisions under this Section 5 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of a Qualified Initial Public Offering, or (b) the consummation of a Liquidation Event.

6.                                      ASSIGNMENT AND AMENDMENT.

6.1.                            Assignment and Amendment. Notwithstanding anything herein to the contrary:

(a)                                 Information Rights; Registration Rights. The Information and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred Shares representing no less than two percent (2%) of the Company’s total share capital (on a fully diluted and as-converted basis); and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities, provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

(b)                                 Right of Participation; Right of First Refusal; Co-Sale Right. The rights of any Investor under Section 3, Section 4 are fully assignable in connection with a Transfer of Shares by such Investor in accordance with the terms of this Agreement; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such Investor stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreementt.

(c)                                  Deed of Adherence. For any Transfer or subscription (except any subscription upon exercising any options granted under the ESOP) of Shares to be deemed effective, the transferee (in the case of a Transfer) shall assume the obligations of the transferor under this Agreement and the subscriber (in the case of a subscription) shall assume the obligations of a holder of Ordinary Shares or Preferred Shares (as the case may be) under this Agreement by executing and delivering to the Company a Deed of Adherence substantially in the form attached hereto as Exhibit B (the “Deed of Adherence”) unless such transferee or subscriber entered into a shareholders agreement to amend and restate this Agreement with the Parties or an amendment to this Agreement duly executed according to this Agreement. Upon the execution and delivery of a Deed of Adherence by a transferee or subscriber, such transferee or subscriber shall be deemed to be an Ordinary Shareholder, a Preferred Shareholder, an Investor, Holder and/or Party hereunder, as appropriate.

6.2.                            Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) by the written consent of the Preferred Majority and Ordinary Majority. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the Parties. To the extent legally permissible and subject to the satisfaction of the foregoing requirement for an amendment or waiver of this Agreement:

(a)                                 each Shareholder hereby irrevocably appoint the Company as its agent and attorney to execute all necessary sold acts, documents, notes and instruments on its behalf in order to effect such amendment or waiver (as applicable); and

(b)                                 each Shareholder shall: (i) refrain from exercising any rights of appraisal, derivative action rights or other minority oppression rights under applicable law at any time with respect to such amendment or waiver; and (ii) execute and deliver all related documentation and take all other action necessary to consummate such amendment or waiver, including exercising its vote as a Shareholder to approve such amendment or waiver and the transactions contemplated thereunder.

7.                                      CONFIDENTIALITY AND NON-DISCLOSURE.

7.1.                            Confidentiality. Each Shareholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Shareholder’s investment in the Company. Each Shareholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (a) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company or any of its Affiliates). Each Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person except that Confidential Information may be disclosed pursuant to Section 7.4 and Section 7.5. For the purpose of this Section 7, “Confidential Information” means any non-public information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a director of the Company); provided that the term “Confidential Information” does not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its or its Subsidiaries’ respective current or bona fide prospective investors, directors, officers, employees, stockholders, members, partners, counsel, advisers, bankers, agents and consultants or other representatives (all such Persons being collectively referred to as “Representatives”) in violation of this Agreement or other Transaction Documents, (b) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company, (c) becomes available to such Shareholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Shareholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person, or (d) is independently developed by such Shareholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

7.2.                            Disclosure of Financing Terms. The terms and conditions of this Agreement and the other Transaction Documents, and their accompanying annexes, schedules, exhibits or attachments, including their existence, any document referred to therein and any claim or potential claim thereunder, shall be considered Confidential Information (collectively, the “Financing Terms”) and shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below; provided that such Financing Terms shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

7.3.                            Press Releases, Etc. No Investor shall issue any press release, communication, circular or other public announcement (an “Announcement”) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby without the Company’s prior written consent. Any Announcement issued by the Company or any Party shall not disclose any of the Financing Terms without the prior written consent of the Company and the Investors. No other Announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

7.4.                            Permitted Disclosures. Notwithstanding the foregoing, any Party may disclose any of the Confidential Information to its Representatives or Affiliates, in each case only where such Representatives or Affiliates (other than the Company Competitors) have the need to know such information and are subject to appropriate nondisclosure obligations substantially similar to those set out in this Section 7. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors who have the need to know such information and are subject to appropriate nondisclosure obligations substantially similar to those set out in this Section 7.

7.5.                            Legally Compelled Disclosure.

(a)                                 In the event that any Party is requested or is required (including without limitation, pursuant to securities laws and regulations, the rules of any stock exchange on which the shares of a Party or any of its parent companies are listed or by applicable laws or governmental regulations or judicial or regulatory process) to disclose any Confidential Information, such Party (the “Disclosing Party”) shall provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

(b)                                 Notwithstanding the foregoing, any Party may disclose any of the Confidential Information in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement.

7.6.                            Other Information. The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated in this Agreement.

7.7.                            Notices. All notices required under this section shall be made pursuant to Section 11.1 of this Agreement.

8.                                      PROTECTIVE PROVISIONS.

8.1.                            Shareholders Protective Provisions. In addition to such other limitations as may be provided in the Restated Articles, for so long as any of the Preferred Shares are outstanding, the following acts of any Group Companies (whether in a single transaction or a series of related transactions, and whether directly or indirectly) shall require the prior written consent of the Ordinary Majority and the Preferred Majority; provided that, in the event that any action in Section 8.1(h) relates in any way to a Restricted Person, it shall also require the prior written approval of Tencent as long as Tencent (together with its Affiliates) holds 5% or more of the Company’s outstanding Shares (on an as-converted basis):

(a)                                 any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of any Share;

(b)                                 any action that shall result in any equity security of the Company, outstanding or to be issued, having any preference or priority that shall be senior to or on a parity with the Preferred Shares;

(c)                                  any action that creates, authorizes or issues, any equity securities (including any options or warrants for, or any other securities exchangeable for or convertible into, such equity interest of such Group Company) which may dilute the direct or indirect shareholding of any holder of Preferred Shares in any Group Company or any action that reclassifies, repurchases or redeems any equity securities, excluding (i) any issuance of Ordinary Shares upon conversion of the Preferred Shares, (ii) any action pursuant to the terms of the ESOP including the issuance or repurchase of any employee equity incentive stocks (or options or warrants therefor) and (iii) any repurchase of the equity securities by the Company pursuant to Section 4.1 of this Agreement;

(d)                                 any change to the Restated Articles or other charter documents of any Group Company that would directly or indirectly adversely affect the rights of the Preferred Shares;

(e)                                  sell, transfer, charge, encumber or other disposition of all or substantially all of the assets of the Group Companies (taken as a whole);

(f)                                   sell, transfer, charge, encumber or other disposition of any equity interest in a Group Company (other than the Company) except pursuant to Section 10.3;

(g)                                  any declaration, set aside or payment of a dividend or other distribution by the any Group Company to the Shareholders;

(h)                                 any action that results in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of the Company’s voting power is transferred or in which all or substantially all of the assets of the Group Companies (taken as a whole) are sold, or all or substantially all of the intellectual properties of the Group Companies (taken as a whole) are licensed;

(i)                                     the liquidation, dissolution or winding up of any Group Company;

(j)                                    the approval of the initial public offering of the Company (excluding the Qualified Initial Public Offering);

(k)                                 cease to conduct or carry on the Principal Business by the Company, change of any material part of its Principal Business or enter into business that is not included in the Principal Business, and other material change to the Principal Business;

(l)                                     any change of the size or composition of the Board, or the manner in which the Directors are appointed (except for the removal of any director appointed by the Investors pursuant to Section 10.2);

(m)                             any amendment to or termination or waiver of any provision of any Control Documents or any change in the equity ownership of the Domestic Company or Other Domestic Operational Companies except pursuant to Section 10.3; or

(n)                                 any agreement or commitment to do any of the foregoing.

8.2.                            Board Protective Provisions. In addition to such other limitations as may be provided in the Restated Articles, for so long as any of the Preferred Shares are outstanding, the following acts of Group Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly) shall require the prior written approval of the Board (including at least two affirmative votes from the Investor Directors; provided, however, that if the number of the Investor Directors is five or more, including affirmative votes of at least one-half (1/2) of the Investor Directors, which must include Tencent Director); provided that, in the event that any action herein relates in any way to a Restricted Person, it shall also require the prior written approval of Tencent; provided, further, that, for any action listed in sub-clause (b) below, Tencent Director’s prior written consent is required:

(a)                                 the adoption, amendment or review of the annual budget or business plan of the Company;

(b)                                 any creation, adoption or amendment of the ESOP, including new issuance, grant, price, repurchase and cancellation of any shares under the ESOP;

(c)                                  the appointment and removal of the chief executive officer, the chief financial officer, the chief technical officer, the chief operating officer and general manager of any Group Company;

(d)                                 employ or alter the auditor of the Company, settle, alter or manage the financial and/or audit policy of the Group Companies;

(e)                                  make any borrowing in excess of US$50,000,000 (or its equivalent in other currencies) individually or in the aggregate during any fiscal year;

(f)                                   make any loan or advance or give any credit in excess of US$500,000 (or its equivalent in other currencies) to any Person individually or in the aggregate during any fiscal year;

(g)                                  enter into any contract or binding commitment or any agreement with exclusive relationship by any of the Group Companies having a value or likely to involve expenditure in excess of US$10,000,000 at any time in respect of any one transaction or in excess of US$10,000,000 at any time in related transactions in any fiscal year, except for in the ordinary course of business and on an arm’s length basis and terms;

(h)                                 give any guarantee, indemnity or security to secure the liabilities or obligations of any Person;

(i)                                     any transaction or series of transactions between any Group Company on the one hand and any of direct or indirect shareholders, director, officer or employee of any Group Company, or any affiliate of such shareholder of any Group Company or any of its officers, directors or shareholders in excess of certain amount decided by the Board, except any transaction or series of transactions (i) between two or more Group Companies that are wholly owned by the Company or (ii) between the Group Companies and their employees in the ordinary course of business including the payment and adjustment of compensation and benefits, and execution of employment agreements and other related instruments and documents;

(j)                                    initiate or settle any material litigation or arbitration;

(k)                                 adopt or amend the list of the Company Competitors or the Company Restricted Persons;

(l)                                     reach a joint venture agreement or arrangement with a third party; or

(m)                             any agreement or commitment to do any of the foregoing.

8.3.                            Interested Parties. Notwithstanding anything to the contrary in this Agreement, (i) a director who is in any way, whether directly or indirectly, interested in a contract or arrangement or a proposed contract or arrangement that is subject to the prior written consent or approval as required under Section 8.2, (the “Interested Director”) shall declare the nature of his or her interest in such contract or arrangement to the Company as soon as practicable after the Interested Director receives a request from the Company seeking consent or approval with respect to such contract or arrangement; (ii) the Interested Director shall refrain from attending any meeting of the Board, discussing such contract or arrangement with any other director, and/or voting in connection with such contract or arrangement; and (iii) the attendance of the Interested Director shall not be required for constituting quorum of the meeting of the Board at which such contract or arrangement shall come before the meeting for consideration.

8.4.                            Term. The provisions under this Section 8 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of a Qualified Initial Public Offering, or (b) the consummation of a Liquidation Event.

9.                                      DRAG-ALONG RIGHTS.

9.1.                            Drag-Along Sale.

(a)                                 If, at any time prior to an Qualified Initial Public Offering and starting from the fifth (5th) anniversary of the date hereof, the holder(s) of at least two-thirds (2/3) of the outstanding Preferred Shares voting together as a single class and the Ordinary Majority (collectively the “Accepting Shareholders”) approve (i) a merger, consolidation or other business combination of the Company with or into any other business entity in which the Shareholders immediately before such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies (taken as a whole), to a third party (each such transaction duly approved by the Accepting Shareholders in accordance with the terms hereof, a “Drag-Along Sale”), provided that the pre-money valuation of the Company immediately prior to the Drag Along Sale is in excess of US$15,000,000,000, then the other Shareholders and their respective assignees shall agree to, and shall vote in favor of, such Drag-Along Sale and shall Transfer their shares or ownership interest in the Group Companies involved in such Drag-Along Sale as required to effect the Drag-Along Sale. The Parties shall also procure all other shareholders of the relevant Group Companies to vote in favor of such Drag-Along Sale and to Transfer their shares or ownership interest in the Group Companies involved in such Drag-Along Sale as required to effect the Drag-Along Sale.

(b)                                 The restrictions on Transfers of shares or ownership interest in the Group Companies set forth in Section 3 and Section 4 shall not apply in connection with a Drag-Along Sale. Notwithstanding anything to the contrary contained herein, (x) as long as Tencent (together with its Affiliates) holds 10% or more of the Company’s total outstanding Shares (on an as-converted basis), neither the Group Companies nor the Shareholders shall enter into a Drag-Along Sale with any Restricted Persons without prior written consent of Tencent and (y) as long as Tencent (together with its Affiliates) holds 5% or more (but not more than 10%) of the Company’s total outstanding Shares (on an as-converted basis), any proposed Drag-Along Sale by the then Shareholders of the Company (except Tencent) is not subject to any approval by Tencent but shall be subject to Tencent’s Special Right of First Refusal pursuant to and in accordance with Section 4.4 of this Agreement, provided that Section 4.4 shall be applicable to the Transfer of Ordinary Shares to one or more Restricted Persons mutatis mutandis.

(c)                                  Each Shareholder agrees to make representations and warranties in connection with such proposed Drag Along Sale regarding (a) ownership and authorization to sell the shares or ownership interest in the Group Companies to be sold by itself (except that each Investors shall not be obligated to make such representations and warranties regarding any equity interest held by it or its nominee in the Domestic Company) and (b) no existence of any material violation as a result of such sale under any material agreement to which such Shareholder is a party, and which would materially affect such Drag Along Sale.

(d)                                 Each Shareholder agrees to obtain any consents or approvals in order to facilitate the Transfer of its shares or ownership interest in the Group Companies pursuant to Section 9.1 without significant expenses and to pay its pro rata share of expenses incurred in connection with the transaction contemplated pursuant to this Section 9.1.

(e)                                  In the event that the Accepting Shareholders approve a Drag-Along Sale, then each Shareholder hereby agrees with respect to all shares or ownership interest in the Group Companies that it beneficially owns:

(i)                                     in the event such transaction requires the approval of the Shareholders, (A) if the matter is to be brought to a vote at a general meeting, after receiving proper notice of any meeting of Shareholders of the Company to vote on the approval of a Drag-Along Sale, to be present, in person or by proxy, as a holder of Shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (B) to vote (in person, by proxy or by written consent, as applicable) all Shares in favor of such Drag-Along Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of any Group Company to consummate such Drag-Along Sale;

(ii)                                  to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Drag-Along Sale;

(iii)                               to execute and deliver all related documentation and take such other action necessary to consummate the proposed Drag-Along Sale, including without limitation amending the Restated Articles and the then existing charter documents of the Group Companies involved in the proposed Drag-Along Sale; and

(iv)                              not to deposit, and to cause their Affiliates not to deposit, except as provided in the Restated Articles or this Agreement, any voting securities owned by such Shareholder or its Affiliate in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquiring party in connection with a Drag-Along Sale.

(f)                                   In furtherance of the foregoing, each Shareholder irrevocably appoints the Company to take, and the Company is hereby expressly authorized by each Shareholder to take on such Shareholder’s behalf (without receipt of any further consent by such Shareholder), any or all of the following actions: (i) vote all of the voting shares or ownership interest in the Group Companies beneficially owned by such Shareholder in favor of any such proposed Drag Along Sale; (ii) otherwise consent on such Shareholder’s behalf to such proposed Drag Along Sale; (iii) sell all of such Shareholder’s shares or ownership interest in the Group Companies in such proposed Drag Along Sale, in accordance with the terms and conditions of this Section 9.1; and/or (iv) act as such Shareholder’s attorney-in-fact in relation to any such proposed Drag Along Sale and have the full authority to sign and deliver, on behalf such Shareholder, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any Shares in the event that such Shareholder has lost or misplaced the relevant share certificate. Each Shareholder furthermore agrees to take all necessary actions in connection with the consummation of such Drag Along Sale as reasonably requested by the Accepting Shareholders, including without limitation entering into all customary agreements and other documents as may be requested by the Accepting Shareholders to close the Drag Along Sale.

(g)                                  Notwithstanding any provision in this Agreement (including without limitation Section 8) and the Restated Articles to the contrary, to the extent permitted by applicable laws, any Transfer or transaction contemplated under this Section 9.1 shall not be subject to any prior written consent or approval of any Shareholder or Director except those specifically set forth in this Section 9.1.

9.2.                            Exceptions. Notwithstanding the foregoing, an Investor will not be required to comply with Section 9.1 hereof in connection with any Drag Along Sale unless:

(a)                                 it shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Drag Along Sale;

(b)                                 its liability for indemnification in the Drag Along Sale, if any, is several and not joint with any other Person, and is proportionate to the amount of consideration paid to it in connection with the Drag Along Sale;

(c)                                  liability shall be limited to its applicable share (determined based on the respective proceeds payable to each Shareholder in connection with the Drag Along Sale) of an amount that applies equally to all Shareholders, but in no event in excess of the amount of consideration payable to such Investor in connection with the Drag-Along Sale, except with respect to claims related to fraud by such Investor, the liability for which shall not be limited as to such Investor;

(d)                                 it shall not be required to assume any obligations in connection with the Drag Along Sale other than customary obligations (which, for the avoidance of doubt, shall not include any non-compete provisions, non-solicitation provisions, exclusivity provisions, or other restrictions on the business of such Investor or its Affiliates);

(e)                                  holders of the same sub-class or sub-series of Shares will receive the same form and amount of consideration per Share in the Drag Along Sale; and

(f)                                   all Preferred Shareholders are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in Section 5.1 of this Agreement as if such transaction was a Liquidation Event.

9.3.                            Termination. The rights and covenants set forth in this Section 9 shall terminate and be of no further force or effect upon the earlier to occur of (a) immediately before the consummation of a Qualified Initial Public Offering, or (b) the consummation of a Liquidation Event.

10.                               CERTAIN COVENANTS.

10.1.                     Qualified Financing. Notwithstanding anything to the contrary contained in this Agreement and the Restated Articles, but without prejudice to Section 3.1, Section 3.2, Section 3.3, Section 3.4(a), Section 3.6 and Section 3.7, if the Company proposes to consummate a Qualified Financing with any potential investor at any time after the date hereof, each Shareholder shall, at their own cost, take all actions, execute all documents and do all things required by law or as may be necessary or customarily desirable to consummate such Qualified Financing, including but not limited to (if applicable):

(a)                                 voting all of its Shares or executing proxies or written consents, and procures the Director(s) appointed by such holder to vote or executing proxies or written consents (subject always to such Director’s fiduciary duties), as the case may be, in favor of or approving the Qualified Financing, to effect the reclassification, authorization and issuance of new class of preferred shares (as applicable) to the investors, amendment to or restatement of this Agreement and the Restated Articles to include relevant rights and privileges for the new class of preferred shares issued and for the new investors with respect to such Qualified Financing (the “Qualified Financing Amendments”); and

(b)                                 executing, delivering and performing the Qualified Financing Amendments and any other ancillary documents necessary for the consummation of such Qualified Financing.

10.2.                     Restriction on Investment in Company Competitors. If any Investor or any of its Affiliates (other than any strategic investor as reasonably determined by the Board, such strategic investor including Tencent and its Affiliates) enters into any definitive agreement in connection with any direct or indirect purchase of or investment in, participates in the management of, or enters into any partnership or cooperation with any of the Persons that engage in the business competing with the Group Companies (including their respective Affiliates) (the “Company Competitors”) as reasonably determined by the Board in accordance with Section 8.2 (provided that the list of the Company Competitors may be updated from time to time (but no more than twice a year, provided that no Person that has a bona fide valuation of less than US$500,000,000 shall be added to the list of Company Competitors) by the Board in accordance with Section 8.2), such Investor shall promptly after closing of the transaction contemplated by relevant agreement or within twenty (20) Business days upon entering into relevant agreement (whichever is earlier), deliver a written notice to the Company stating that such Investor has entered into an agreement or consummated a transaction (as the case may be) with a Company Competitor (without disclosing name of the competitor or terms of the agreement/transaction). Upon delivery of the written notice by such Investor to the Company, the Company shall have the right to amend, restrict, suspend, remove and/or terminate such Investor’s rights, preference or privileges of the Shares held by it under this Agreement and the Restated Articles (including but not limited to the Information Right and Inspection Right under Section 1.1 (if any), any directorship under Section 1.2 and Article 81 of the Restated Articles (if any), consent right under Section 8.1 and Article 59(A) of the Restated Articles, and the voting right under Article 58 of the Restated Articles), except for (a) the registration rights under Section 2 of this Agreement, (b) the pre-emptive rights under Section 3 of this Agreement, (c) the right of first refusal and co-sale right under Section 4 of this Agreement, (d) the liquidation preference under Section

5.1 of this Agreement and Articles 145A to 145E of the Restated Articles, (e) the conversion right under Articles 53 to 57 of the Restated Articles and (f) the dividend rights under Articles 120 to 129 of the Restated Articles, provided that (i) the Company shall act reasonably and discuss in good faith with such Investor when taking any measures with respect to such Investor’s rights, preference or privileges and (ii) the measures taken by the Company with respect to such Investor’s rights, preference or privileges shall commensurate with the circumstances of such Investor’s investment in, participation in the management of, or partnership or cooperation with the Company Competitor. For the avoidance of doubt, to the extent that the Company restricts, suspends, removes or terminates such Investor’s consent rights under Section 8.1, the Shares held by such Investor shall not be counted for the purpose of calculating the Preferred Majority for the purpose of this Agreement and the Restated Articles. Notwithstanding the foregoing, this Section 10.2 shall not apply to the ownership of any shares already owned by an Investor or any of its Affiliates in a Company Competitor prior to the date on which the Board determines such Person to be a Company Competitor, any follow-on investments in such Company Competitor (no matter whether the investments occur before, on or after the date on which the Board determines such Person to be a Company Competitor, and no matter the investments are made on a pro rata basis or result in a higher shareholding percentage in a Company Competitor), and any action for maintenance of the shareholding, directorship and any other preferential rights in such Company Competitor (including exercise of pre-emptive right, right of first refusal, anti-dilution or performance ratchets or other similar or customary rights according to the relevant agreements) shall not constitute a breach of this Section 10.2.

10.3.                     Transfer of Equity Interest in Group Companies. The consummation of a Transfer of Shares by an Investor according to Section 4 shall be subject to and conditional upon a Transfer to the Founders of the corresponding portion of shares, securities, equity interests or other voting rights in any Group Company (other than the Company) beneficially owned by such Investor or its Affiliates (if any) at nominal consideration or at a minimum price permitted by the applicable laws. Each Party shall take all actions, execute all documents and do all things required by law or as may be necessary or desirable to consummate such Transfer.

11.                               GENERAL PROVISIONS.

11.1.                     Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given to a Party (a) when hand delivered to such Party, upon delivery; (b) when sent by facsimile at the number of such Party set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to such Party as set forth in Exhibit A; (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to such Party as set forth in Exhibit A with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider, or (e) when sent by email to the email address of such Party set forth in Exhibit A hereto, upon the delivery of such email. Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11.1 by giving the other Parties written notice of the new address in the manner set forth above.

11.2.                     Entire Agreement. This Agreement and the other Transaction Documents, together with all the schedules, exhibits and annexes hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties in respect of the subject matter hereof.

11.3.                     Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Hong Kong laws, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the Hong Kong laws to the rights and duties of the parties hereunder.

11.4.                     Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

11.5.                     Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

11.6.                     Successors and Assigns. Subject to the provisions of Section 6.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto.

11.7.                     Certain Definitions; Interpretation; Titles. Capitalized terms used herein without definition have the meanings assigned to them in Annex A attached to this Agreement. The use of any term defined in Annex A in its uncapitalized form indicates that the words have their normal and general meaning. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections, Schedules, Annexes and Exhibits herein are to sections of, and schedules, annexes, and exhibits to this Agreement, respectively. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. References to “law” shall include all applicable laws, regulations, rules and orders of any governmental authority, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment, and “lawful” shall be construed accordingly. The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule, Annex or Exhibit hereto. A reference to any document (including this Agreement) is, unless otherwise specified, to that document as amended, consolidated, supplemented, novated or replaced from time to time. As used in this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, “fully-diluted” shall mean, with respect to the capitalization of the Company, all warrants, options and convertible securities of the Company are taken into account and assumed to be exercised. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. A reference in this Agreement to a date or time shall mean a corresponding date or time (as applicable) in Hong Kong.

11.8.       Counterparts. This Agreement may be executed (including facsimile signature) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.9.       Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

11.10.     Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by any Party and the Affiliates of such Party shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

11.11.     Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency.

11.12.     US Tax Matter.

(a)           The Company will use, and will cause each of the other Group Companies to use, commercially reasonable best efforts to avoid classification as a passive foreign investment company (“PFIC”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”) for the current year or any subsequent year.

(b)           The Company shall promptly provide the Investors with written notice if it (or any of the other Group Companies) becomes a PFIC. Such notice shall include a reasonably detailed analysis of the determination that the Company (or any of the other Group Companies) has become a PFIC.

(c)           The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if Company is informed by its tax advisors that any such entity has become a PFIC, or that there is a likelihood of any such entity being classified as a PFIC for any taxable year, the Company shall promptly notify the Investors of such status or risk, as the case may be. The Company agrees to make available to the Investors upon request, the books and records of the Company and the other Group Companies, and to provide information to the Investor pertinent to the Company’s status or potential status as a PFIC. Upon a determination by the Company, the Investors or any taxing authority that the Company has been or is likely to become a PFIC, the Company will provide the following information to the Investors and each of their direct or indirect beneficial owners (a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g).

11.13.     Dispute Resolution.

(a)           Negotiation Between Parties; Mediation. The Parties agree to negotiate in good faith to resolve any dispute, controversy, difference or claim arising out of or relating to or regarding this Agreement including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it (the “Dispute”). If the negotiations do not resolve the Dispute to the reasonable satisfaction of all such Parties within thirty (30) days after one of the Parties has raised the Dispute for negotiation, Section 11.13(b) shall apply.

(b)           Arbitration. In the event the Parties are unable to settle a Dispute between them regarding this Agreement in accordance with subsection (a) above, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this subsection (b). The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

11.14.     Further Actions. Each Shareholder agrees that it shall use its best effort to enhance and increase the value and Principal Business of the Company.

11.15.     Specific Performance. Each Party acknowledges that if any provision, statement, warranty, covenant or other agreement of this Agreement fails to be performed in accordance with the specific terms hereof, the relevant Parties may suffer irreparable damages and, in recognition of this fact, any Party to this Agreement, in addition to all other remedies that may be available, shall also be entitled to obtain a temporary, preliminary or permanent injunction at equity to prevent any breach of this Agreement, or to require specific performance of any provision of this Agreement through any court.

11.16.     Effective Date. This Agreement should take effect and become binding on and enforceable against the Parties as of the date hereof.

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THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Walnut Street Group Holding Limited	)
by	)
) /s/ Authorized Signatory
Name:
Title: Director

Witness

in the presence of

/s/ Huang Zheng	Signature of witness

HUANG Zheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Hong Kong Walnut Street Limited	)
)
by	) /s/ Authorized Signatory
Name:
Title: Director

Witness
in the presence of

/s/ Huang Zheng	Signature of witness

HUANG Zheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Hangzhou Weimi Network Technology Co., Ltd.	)
by	)
) /s/ Authorized Signatory
Name:
Title: Legal Representative

Witness
in the presence of

/s/ Huang Zheng	Signature of witness

HUANG Zheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Hangzhou Aimi Network Technology Co., Ltd.	)
by	)
) /s/ Authorized Signatory
Name:
Title: Legal Representative

Witness
in the presence of

/s/ Huang Zheng	Signature of witness

HUANG Zheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Hangzhou Pinhaohuo Network Technology Co., Ltd.	)
by	)
) /s/ Authorized Signatory
Name:
Title: Legal Representative

Witness
in the presence of

/s/ Huang Zheng	Signature of witness

HUANG Zheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Pinduoduo (Shanghai) Network Technology Co., Ltd.	)
)
by	) /s/ Authorized Signatory
Name:
Title: Legal Representative

Witness
in the presence of

/s/ Huang Zheng	Signature of witness

HUANG Zheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Shanghai Xunmeng Information Technology Co., Ltd.	)
)
by	) /s/ Authorized Signatory
Name:
Title: Legal Representative

Witness
in the presence of

/s/ Huang Zheng	Signature of witness

HUANG Zheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

)
)
)
) /s/ Sun Qin

Witness

in the presence of

/s/ Huang Zheng	Signature of witness

HUANG Zheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Walnut Street Management, Ltd.	)
by	)
) /s/ Authorized Signatory
Name:
Title: Director

Witness

in the presence of

/s/ Huang Zheng	Signature of witness

HUANG Zheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

)
)
)
) /s/ Huang Zheng

Witness

in the presence of

/s/ Sun Qin	Signature of witness

SUN Qin	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Walnut Street Investment, Ltd.	)
)
by	) /s/ Huang Zheng
Name: HUANG Zheng
Title: Director

Witness

in the presence of

/s/ Sun Qin	Signature of witness

SUN Qin	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
PURE TREASURE LIMITED	)
by	)
) /s/ Authorized Signatory
Name:
Title: Director

Witness
in the presence of

/s/ Li Hu
Signature of witness
Li Hu	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Tencent Mobility Limited	)
by	)
) /s/ MA Huateng
Name: MA Huateng
Title: Authorized Signatory

Witness
in the presence of

/s/ Yan Qian Wen	Signature of witness

Yan Qian Wen	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Chinese Rose Investment Limited	)
by	)
) /s/ MA Huateng
Name: MA Huateng
Title: Authorized Signatory

Witness
in the presence of

/s/ Yan Qian Wen	Signature of witness

Yan Qian Wen	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Image Frame Investment (HK) Limited	)
by	)
) /s/ MA Huateng
Name: MA Huateng
Title: Authorized Signatory

Witness
in the presence of

/s/ Yan Qian Wen	Signature of witness

Yan Qian Wen	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
SC GGFII Holdco, Ltd.	)
by	)
) /s/ Michael Abramson
Name: Michael Abramson
Title: Authorized Signatory

Witness
in the presence of

/s/ Jacquie Kush	Signature of witness

Jacquie Kush	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
SCC Growth IV Holdco A, Ltd.	)
by	)
) /s/ Ip Siu Wai Eva
Name: Ip Siu Wai Eva
Title: Authorized Signatory

Witness
in the presence of

/s/ Wingki Tsui	Signature of witness

Wingki Tsui	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

Banyan Partners Fund III, L.P.	)
By: Banyan Partners III Ltd., its general partner	)
by	)
) /s/ Anthony Wu
Name: Anthony Wu
Title: Authorized Signatory

Witness
in the presence of

/s/ Wendy Chan	Signature of witness

Wendy Chan	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Banyan Partners Fund III-A, L.P.	)
by: Banyan Partners III Ltd., its general partner	)
) /s/ Anthony Wu
Name: Anthony Wu
Title: Authorized Signatory

Witness
in the presence of

/s/ Wendy Chan	Signature of witness

Wendy Chan	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Banyan Partners Fund II, L.P.	)
by	)
) /s/ Anthony Wu
Name: Anthony Wu
Title: Authorized Signatory

Witness
in the presence of

/s/ Wendy Chan	Signature of witness

Wendy Chan	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Sun Vantage Investment Limited	)
by	)
) /s/ Pang Kee Chan Hebert
Name: Pang Kee Chan Hebert 26 FEB 2018
Title: Authorized Signatory

Witness
in the presence of

/s/ Huang Yan	Signature of witness

Huang yan	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
IDG China IV Investors L.P.	)
by	)
) /s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorized Signatory

Witness
in the presence of

/s/ Huang Yongsheng	Signature of witness

Huang Yongsheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
IDG China Venture Capital Fund IV L.P.	)
by	)
) /s/ Chi Sing Ho
Name: Chi Sing Ho
Title: Authorized Signatory

Witness
in the presence of

/s/ Huang Yongsheng	Signature of witness

Huang Yongsheng	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Castle Peak Limited	)
by	)
) /s/ Fang Yan Zau Alexander
Name: FANG YAN ZAU ALEXANDER
Title: Authorized Signatory

Witness
in the presence of

/s/ Alice Wong	Signature of witness

Alice Wong	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
Lightspeed China Partners II, L.P.	)
by	)
) /s/ James Mi
Name: James Mi
Title: Authorized Signatory

Witness
in the presence of

/s/ Grace Gu	Signature of witness

Grace Gu	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

/s/ Wu Chak Man	)
WU CHAK MAN	)
)
)

Witness
in the presence of

/s/ Joanna Chang	Signature of witness

Joanna Chang	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
MFUND, L.P.	)
by	)
) /s/ Wu Chak Man
Name: WU Chak Man
Title: Authorized Signatory

Witness
in the presence of

/s/ Joanna Chang	Signature of witness

Joanna Chang	Name of witness

[Signature Page to Shareholders Agreement]

THIS AGREEMENT has been signed and executed as a DEED by the parties and is delivered by them on the date specified above.

Executed as a DEED by

for and on behalf of	)
FPCI Sino-French (Innovation) Fund	)
represented by its management company Cathay	)
Innovation SAS, itself represented by Denis Barrier	) /s/ Denis Barrier
Name: Denis Barrier
Title: Authorized Signatory

Witness
in the presence of

/s/ Simon Wh	Signature of witness

Simon Wh	Name of witness

[Signature Page to Shareholders Agreement]

Annex A

Definition

(a)                                 Capitalized terms used but not otherwise defined in this Agreement shall have the meanings indicated:

“Affiliate”, with respect to any Person, shall mean any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, including, without limitation any member, general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is Controlled by or under common Control with, or is managed by or shares common management with, such Person or any other entity which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. Notwithstanding the foregoing, the Parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (x) Sequoia Entity outside of the Sequoia China Sector Group or (y) entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC.

“Big-Four Accounting Firms” shall mean, collectively, PricewaterhouseCoopers, KPMG, Deloitte and Ernst & Young.

“Board” shall mean the board of directors of the Company.

“Business Day” or “business day” shall mean any day that is not a Saturday, Sunday, legal holiday or a day on which banks are required to be closed in the Cayman Islands, New York, Hong Kong or the PRC.

“Class A Ordinary Shares” shall mean the class A ordinary shares of the Company, par value US$0.000005 per share, each shall be entitled to one (1) vote on all matters subject to vote at shareholders meetings of the Company.

“Class B Ordinary Shares” shall mean the class B ordinary shares of the Company, par value US$0.000005 per share, each shall be entitled to ten (10) vote on all matters subject to vote at shareholders meetings of the Company.

“Closing” shall have the meaning ascribed in the Series D Share Purchase Agreement.

“Control” (including the terms “Controlling”, “Controlled” and “under common Control with”) of a given Person means the possession, direct or indirect, of the power or authority, whether exercised or not, to direct or cause the direction of the business, management and policies of such Person (including without limitation, the power to determine or cause the determination of equity investment), whether through the ownership of voting securities, by contract or otherwise, provided that such power or authority shall conclusively be presumed to exist upon (a) possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person or (b) over other members of such Person’s immediate family. Immediate family members of a Person include, without limitation, such Person’s spouse, their respective parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law.

“Control Documents” shall mean any and all agreements entered into by the WFOE, the Domestic Company and other parties thereto as applicable for the purpose of a variable interest entities structure,

including but not limited to: (i) Exclusive Business Cooperation Agreement (独家业务合作协议) dated June 5, 2015 by and among the WFOE and the Domestic Company, (ii) Second Amended and Restated Exclusive Option Agreement (经第二次修订和重述的独家购买权合同) dated June 28, 2017 by and among the WFOE, the Domestic Company and the shareholders of the Domestic Company, (iii) Second Amended and Restated Share Pledge Agreement (经第二次修订和重述的股权质押合同) dated June 28, 2017 by and among the WFOE, the Domestic Company and the shareholders of the Domestic Company, and (iv) Second Amended and Restated Loan Agreement (经第二次修订和重述的借款协议), and (v) Second Amended and Restated Proxy Agreement (经第二次修订和重述的股东表决权委托协议) dated June 28, 2017 by and among the WFOE and the shareholders of the Domestic Company.

“Director” shall mean a member of the Board.

“ESOP” shall mean the employee incentive plans of the Company approved by the Board in accordance with this Agreement (as amended from time to time), pursuant to which a total of 1,199,576,760 Class A Ordinary Shares (proportionally adjusted to reflect any share dividends, share splits, or similar transactions) are reserved for issuance according to the terms and conditions thereunder as of the date hereof.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Excluded Ordinary Shares” shall mean the Ordinary Shares held by the Initial Series A-1 Purchasers as of the date hereof.

“Group Companies” shall mean the Company, the HK Company, the WFOE, the Domestic Company, the Other Domestic Operational Companies and each of their direct or indirect Subsidiaries (each a “Group Company”).

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

“IFRS” shall mean the applicable International Financial Reporting Standards published by the International Accounting Standards Board from time to time.

“Liquidation Event” shall mean any (a) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; or (b) sale of shares, merger, consolidation or other similar transaction involving the Company as a result of which its shareholders immediately prior to such transaction will cease to own a majority of the equity securities or voting power in the surviving or resulting entity immediately following the consummation of such transaction; or (c) a sale, lease, transfer or other disposition of all or substantially all the Company’s assets; or (d) a sale, transfer or exclusive license of all or substantially all of the intellectual properties of the Group Companies.

“Investor Directors” shall mean the director appointed by any Investor pursuant to this Agreement (as amended from time to time).

“Ordinary Majority” shall mean the holders of more than fifty percent (50%) of the then issued and outstanding Ordinary Shares (other than the Ordinary Shares issued upon the conversion of Preferred Shares and Ordinary Shares held by the Investors).

“Ordinary Shareholders” shall mean the holders of the Ordinary Shares of the Company.

“Ordinary Shares” shall mean the Class A Ordinary Shares and the Class B Ordinary Shares.

“Person” shall mean any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or any other enterprise or entity.

“PRC” shall mean the People’s Republic of China, excluding Hong Kong, the Macau Special Administrative Region and the Islands of Taiwan.

“Preferred Majority” shall mean the holders of (a) more than two-thirds (2/3) of the then issued and outstanding Series A Preferred Shares, (b) more than seventy-five percent (75%) of the then issued and outstanding Series B Preferred Shares, (c) more than fifty percent (50%) of the then issued and outstanding Series C-1/C-2 Preferred Shares, (d) more than fifty percent (50%) of the then issued and outstanding Series C-3 Preferred Shares and (e) more than fifty percent (50%) of the then issued and outstanding Series D Preferred Shares.

“Preferred Shareholders” shall mean the holders of the Preferred Shares of the Company.

“Preferred Shares” shall mean, collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares.

“Qualified Financing” means any bona fide equity financing round undertaken by the Company, resulting in a pre-money valuation of the Company that is higher than the post-money valuation of the Company in its latest round of bona fide equity financing, provided that (i) the relevant rights and privileges for the new class of preferred shares issued and for the new investors with respect to such equity financing are no more favorable than those of the other classes of Preferred Shares (save in respect of customarily differentiated preferential rights, including rights of priority, dividend rights and liquidation preference rights, but excluding rights relating to the transfer or issuance of Equity Securities of the Company that not on a pro rata basis with all the other Investors); (ii) there shall not be any material expansion or addition to any obligations of the Preferred Shareholders under this Agreement; and (iii) the new class of preferred shares and the new investors shall be subject to the same restrictions and obligations that are applicable to all Preferred Shares and Preferred Shareholders under this Agreement and the Restated Articles.

“Qualified Initial Public Offering” shall mean a firm commitment underwritten public offering of the Ordinary Shares (or securities representing such Ordinary Shares) on the New York Stock Exchange or the Nasdaq Global or Global Select Market, that has been registered under the Securities Act, with the implied market capitalization of the Company prior to such public offering being no less than US$15,000,000,000 and with the net proceeds (including the proceeds from sale of Shares by existing Shareholders upon such public offering) being no less than US$1,000,000,000 before deduction of underwriting discounts and registration expenses, or in a similar public offering of the Ordinary Shares (or securities representing such Ordinary Shares) which results in the Ordinary Shares (or securities representing such Ordinary Shares) trading publicly on the Main Board of the Hong Kong Stock Exchange; provided that such offering in terms of price, net proceeds, implied market capitalization and regulatory approval is reasonably equivalent to the aforementioned public offering in the United States.

“Restated Articles” shall mean the Eighth Amended and Restated Memorandum and Articles of Association of the Company adopted by special resolutions of the Company passed on March 5, 2018, as amended from time to time.

“Restricted Person” shall mean the Persons listed on Schedule 5 hereof.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time, including any successor statutes.

“Series A-1 Preferred Shares” shall mean the series A-1 convertible preferred shares of the Company, par value US$0.000005 per share.

“Series A-2 Preferred Shares” shall mean the series A-2 convertible preferred shares of the Company, par value US$0.000005 per share.

“Series A Preferred Shares” shall mean, collectively, the Series A-1 Preferred Shares and the Series A-2 Preferred Shares.

“Series A Share Purchase Agreement” shall mean the Series A Preferred Shares Purchase Agreement dated May 27, 2015 by and among the Company and other parties thereto, under which the Company shall issue and allot an aggregate of 3,592,469 Series A-1 Preferred Shares and an aggregate of 11,920,990 Series A-2 Preferred Shares to the Investors named therein.

“Series B-1 Preferred Shares” shall mean the series B-1 convertible preferred shares of the Company, par value US$0.000005 per share.

“Series B-1 Share Purchase Agreement” shall mean the Series B-1 Preferred Shares Purchase Agreement dated November 6, 2015 by and among the Company and other parties thereto, under which the Company shall issue and allot an aggregate of 10,579,436 Series B-1 Preferred Shares to the Investors named therein.

“Series B-2 Preferred Shares” shall mean the series B-2 convertible preferred shares of the Company, par value US$0.000005 per share.

“Series B-2 Share Purchase Agreement” shall mean the Series B-2 Preferred Shares Purchase Agreement dated January 14, 2016 by and among the Company and other parties thereto, under which the Company shall issue and allot an aggregate of 1,389,064 Series B-2 Preferred Shares to the Investors named therein.

“Series B-3 Preferred Shares” shall mean the series B-3 convertible preferred shares of the Company, par value US$0.000005 per share.

“Series B-3 Share Purchase Agreement” shall mean the Series B-3 Preferred Shares Purchase Agreement dated March 25, 2016 by and among the Company and other parties thereto, under which the Company shall issue and allot an aggregate of 7,298,927 Series B-3 Preferred Shares to the Investors named therein.

“Series B-4 Preferred Shares” shall mean the series B-4 convertible preferred shares of the Company, par value US$0.000005 per share.

“Series B-4 Share Purchase Agreement” shall mean the Series B-3 Preferred Shares Purchase Agreement dated June 22, 2016 by and among the Company and other parties thereto, under which the Company shall issue and allot an aggregate of 14,620,739 Series B-4 Preferred Shares to the Investors named therein.

“Series B Preferred Shares” shall mean, collectively, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B-3 Preferred Shares and the Series B-4 Preferred Shares.

“Series C-1 Preferred Shares” shall mean the series C-1 convertible preferred shares of the Company, par value US$0.000005 per share.

“Series C-2 Preferred Shares” shall mean the series C-2 convertible preferred shares of the Company, par value US$0.000005 per share.

“Series C-1/C-2 Preferred Shares” shall mean, collectively, the Series C-1 Preferred Shares and the Series C-2 Preferred Shares.

“Series C-1/C-2 Share Purchase Agreement” shall mean the Series C-1/C-2 Preferred Shares Purchase Agreement dated January 26, 2017 by and among the Company and other parties thereto, under which the Company shall issue and allot an aggregate of 2,821,509 Series C-1 Preferred Shares and an aggregate of 11,913,039 Series C-2 Preferred Shares to the Investors named therein.

“Series C-3 Preferred Shares” shall mean the series C-3 convertible preferred shares of the Company, par value US$0.000005 per share.

“Series C-3 Share Purchase Agreement” shall mean the Series C-3 Preferred Shares Purchase Agreement dated June 28, 2017 by and among the Company and other parties thereto, under which the Company shall issue and allot an aggregate of 12,080,213 Series C-3 Preferred Shares to the Investors named therein.

“Series C Preferred Shares” shall mean, collectively, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares and the Series C-3 Preferred Shares.

“Series D Preferred Shares” shall mean the series D convertible preferred shares of the Company, par value US$0.000005 per share.

“Series D Share Purchase Agreement” shall mean the Series D Preferred Shares Purchase Agreement dated February 14, 2018 by and among the Company and other parties thereto, under which the Company shall issue and allot an aggregate of 551,174,340 Series D Preferred Shares to the Investors named therein.

“Shareholders” shall mean the Ordinary Shareholders and the Preferred Shareholders (each a “Shareholder”), unless the context specifically requires otherwise.

“Shares” shall mean, collectively, the Ordinary Shares and the Preferred Shares.

“Share Purchase Agreements” shall mean the Series A Share Purchase Agreement, the Series B-1 Share Purchase Agreement, the Series B-2 Share Purchase Agreement, the Series B-3 Share Purchase Agreement, the Series B-4 Share Purchase Agreement, the Series C-1/C-2 Share Purchase Agreement, the Series C-3 Share Purchase Agreement and the Series D Share Purchase Agreement.

“Subsidiary” or “subsidiary” shall mean, with respect to any subject Person, any Person that is Controlled directly or indirectly by such subject Person.

“Tencent Director” shall mean the director appointed by Tencent pursuant to Section 1.2.

“Transaction Documents” shall mean this Agreement, the Restated Articles, the Share Purchase Agreements, the Control Documents and the various agreements, instruments or documents attached to or entered into in connection with the foregoing.

“Transfer” shall mean, with respect to any Share or equity interest, (i) when used as a verb, to sell, issue, assign, dispose of, exchange, charge (whether legal or equitable), encumber, hypothecate or otherwise transfer such Share or equity interest (as applicable) or any participation or interest therein (including by swap or similar arrangement), whether directly or indirectly, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, issuance, assignment, disposition, exchange, charge (whether legal or equitable), encumbrance, hypothecation, or other transfer of such Share or equity interest (as applicable) or any participation or interest therein (including by swap or similar arrangement) or any agreement or commitment to do any of the foregoing. For the avoidance of doubt, a sale, issuance, assignment, disposition, exchange, charge (whether legal or equitable), encumbrance, hypothecation, or other transfer of an interest in any Shareholder, or direct or indirect parent thereof, or any direct or indirect Person holding any interest in any Shareholder, shall constitute a Transfer of Shares for purposes of this Agreement.

“U.S. GAAP” shall mean the generally accepted accounting principles in the United States.

“US$” shall mean the currency of the United States.

(b)           The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Accepting Shareholders	Section 9.1(a)
Additional Number	Section 3.4(b)
Agreement	Preamble
Announcement	Section 7.3
Code	Section 11.12(a)
Confidential Information	Section 7.1
Commission	Section 2.2(f)
Committee	Section 1.4
Company	Preamble
Company Competitor	Section 10.2
Company Option Period	Section 4.1(b)
Company Restricted Persons	Section 4.8
Co-Sale Right	Section 4.5
Co-Sale Shares	Section 4.5
Deed of Adherence	Section 6.1(c)
Disclosing Party	Section 7.5
Dispute	Section 11.13(a)
Domestic Company	Preamble
Drag-Along Sale	Section 9.1(a)
Exchange Act	Section 2.2(i)
Financing Terms	Section 7.1
First Participation Notice	Section 3.4(a)
First Participation Period	Section 3.4(a)
Form F-3	Sections 2.2(e) and 2.3(a)
Founder	Preamble
Founder Director	Section 1.2
Founder Holding Companies	Preamble
Founder Holding Company	Preamble
Founder Offered Shares	Section 4.2(a)
Founder Selling Shareholder	Section 4.2(a)
Founder Transfer Notice	Section 4.2(a)
Founders	Preamble
HK Company	Preamble
HKIAC	Section 11.13(b)
Holder	Section 2.2(d)
Holders	Section 2.2(d)
Information Rights	Section 1.1(a)(iv)
Initiating Holders	Section 2.3(b)

Inspection Rights	Section 1.1(b)
Interested Director	Section 8.3
Investor	Preamble
Investor First Refusal Expiration Notice	Section 4.2(c)
Investor’s First Refusal Period	Section 4.2(b)
Investors	Preamble
Management Directors	Section 1.2
New Issuance	Section 3.4(a)
New Securities	Section 3.3
Non-Disclosing Parties	Section 7.5
Offered Shares	Section 4.1(a)
Other Domestic Operational Companies	Preamble
Parties	Preamble
Party	Preamble
Permitted Transferee	Section 4.6
PFIC	Section 11.12(a)
PFIC Shareholder	Section 11.12(c)
Preference Amount	Section 5.1(10)(b)
Principal Business	Recitals
Prior Shareholders Agreement	Recitals
Priority Portion	Section 3.6
Qualified Financing Amendments	Section 10.1(a)
register	Section 2.2(a)
registered	Section 2.2(a)
Registrable Securities	Section 2.2(b)
Registrable Securities then Outstanding	Section 2.2(c)
registration	Section 2.2(a)
Registration Expenses	Section 2.2(g)
Representative	Section 7.1
Request Notice	Section 2.3(a)
Right of Participation	Section 3.1
SEC	Section 2.2(f)
Second Participation Notice	Section 3.4(b)
Second Participation Period	Section 3.4(b)
Securities	Section 3.3(b)
Selling Expenses	Section 2.2(h)
Selling Shareholder	Section 4.1(a)
Series A Closing Date	Section 5.1(9)(a)
Series A Preference Amount	Section 5.1(10)(b)
Series A-2 Preferred Share Preference Amount	Section 5.1(9)(b)
Series B Director	Section 1.2
Series B Directors	Section 1.2
Series B Preference Amount	Section 5.1(8)(b)
Series B-2 Preferred Share Preference Amount	Section 5.1(7)(b)
Series B-3 Preferred Share Preference Amount	Section 5.1(6)(b)
Series B-4 Preferred Share Preference Amount	Section 5.1(5)(b)
Series C Closing Date	Section 5.1(3)(a)
Series C Director	Section 1.2
Series C Directors	Section 1.2
Series C-1 Preferred Share Preference Amount	Section 5.1(4)(b)
Series C-2 Preferred Share Preference Amount	Section 5.1(3)(b)

Series C-3 Preferred Share Preference Amount	Section 5.1(2)(b)
Series D Preferred Share Preference Amount	Section 5.1(1)(b)
Shareholder	Preamble
Shareholders	Preamble
Tencent Acceptance Notice	Section 3.6
Tencent HoldCo	Section 4.9
Tencent Participation Notice	Section 3.6
Tencent Priority Participation Right	Section 3.6
Tencent Priority Securities	Section 3.6
Transfer Notice	Section 4.1(a)
Violation	Section 2.9(a)
WFOE	Preamble

EXHIBIT A

LIST OF CONTACT PERSON OF EACH PARTY

If to the Group Companies and the Founders:

Address:	***
Attn:	***
Tel:	***
Email:	***

With a copy to:

Attn:	***
Address:	***
Tel:	***
Email:	***

If to Banyan:

Address:	***
Attn:	***
Tel:	***
Email:	***

If to Lightspeed:

Address:	***
Attn:	***
Tel:	***
Fax:	***
Email:	***

If to IDG:

Address:	***
Attn:	***
Fax:	***
Email:	***

With a Copy to:
***

Attn:	***
Fax:	***
Email:	***

If to MFund and ***

Address:	***
Attn:	***
Email: ***

If to CRI:

c/o Tencent Holdings Limited
***
Attn:	***
Email:	***

With a Copy to:
***
Attention:	***
Email:	***

If to Castle Peak:

Address:	***
Attn:	***
Tel:	***
Email:	***

If to Sun Vantage Investment Limited:

Address:	***
Attn:	***
Tel:	***
Fax	***

With a copy to: Advantech Advisors (HK) Limited
Address:	***
Attn:	***

Tel:	***
Fax:	***
Email:	***

If to FPCI Sino-French (Innovation) Fund:

Address:	***
Attn:	***
Tel:	***
Email:	***

If to Sky Royal Trading Limited:

Address:	***
Attn:	***
Tel:	***
Email:	***

If to SCC Growth IV Holdco A, Ltd.:

Address:	***
Attn:	***
Tel:	***
Email:	***

If to Tencent Mobility Limited:

Address:	***
Attn:	***
Email:	***

with a copy to:

Address:	***
Attn:	***
Email:	***

If to Image Frame Investment (HK) Limited:

Address:	***

Attn:	***
Email:	***

with a copy to:

Address:	***
Attn:	***
Email:	***

EXHIBIT B

DEED OF ADHERENCE

This Deed of Adherence (“Deed of Adherence”) is entered into on the [•] day of 201[•] by and between Walnut Street Group Holding Limited, a Cayman Islands exempted company (the “Company”) and the undersigned (the “[Transferee/Subscriber]”) pursuant to the terms of that certain Shareholders Agreement dated as of [•], 201[•] (the “Agreement”) by and among the Company and certain of its shareholders and certain other parties named thereto, and in consideration of the Shares [acquired/subscribed] by the [Transferee/Subscriber] thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Deed of Adherence, the [Transferee] Subscriber] agrees as follows:

1.             Acknowledgment. [Transferee/Subscriber] acknowledges that [Transferee/Subscriber] is [acquiring/subscribing] [number] [Preferred/Ordinary] Shares of the Company (the “Shares”) from [Name of Transferor/Company] (the “Transferor”), subject to the terms and conditions of the Agreement.

2.             Agreement. [Transferee/Subscriber] hereby covenants to the Company as trustee for all other Persons who are at present or who may hereafter become bound by the Agreement, and to the Company itself, that immediately upon [transfer/issuance] of the Shares, [Transferee/Subscriber] (i) agrees that [Transferee/Subscriber] shall be bound by and subject to the terms of the Agreement [applicable to the Transferor/as an/a Ordinary Shareholder/Preferred Shareholder thereunder] and all documents expressed in writing to be supplemental or ancillary to the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if [Transferee/Subscriber] were an original party to the Agreement since the date thereof.

3.             Enforceability. Each existing Shareholder and the Company shall be entitled to enforce the Agreement against [Transferee/Subscriber], and [Transferee/Subscriber] shall be entitled to all rights and benefits of [Name of Transferor] (other than those that are non-assignable) under the Agreement in each case as if [Transferee/Subscriber] had been an original party to the Agreement since the date thereof

4.             Notice. Any notice required or permitted by the Agreement shall be given to [Transferee/Subscriber] at the address listed beside [Transferee/Subscriber]’s signature below.

5.             Governing Law. This Deed of Adherence shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

[Signature page to follow]

THIS DEED OF ADHERENCE has been signed and executed as a DEED by the undersigned and is delivered by it/him/her on the date specified above.

THE COMPANY

SIGNED, SEALED AND
DELIVERED as a DEED by

for and on behalf of	)
Walnut Street Group Holding Limited	)
by its duly authorised representative	)
)
Name:
Title:

Witness
in the presence of

Signature of witness

Name of witness

[TRANSFEREE/SUBSCRIBER]

SIGNED, SEALED AND
DELIVERED as a DEED by

for and on behalf of	)
[•]	)
by its duly authorised representative	)
)
Name:
Title:

Witness
in the presence of

Signature of witness

Name of witness